EXHIBIT E

FINAL BUDGET OUTCOME

2009-10

CIRCULATED BY

THE HONOURABLE WAYNE SWAN MP
DEPUTY PRIME MINISTER AND TREASURER
OF THE COMMONWEALTH OF AUSTRALIA

AND

SENATOR THE HONOURABLE PENNY WONG
MINISTER FOR FINANCE AND DEREGULATION
OF THE COMMONWEALTH OF AUSTRALIA

FOR THE INFORMATION OF HONOURABLE MEMBERS

© Commonwealth of Australia 2010

ISBN 978-0-642-74629-0

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Foreword

The Final Budget Outcome 2009-10 has been prepared in a manner consistent with the Charter of Budget Honesty Act 1998 (the Charter). The Charter requires that, inter alia, the Government provide a final budget outcome report no later than three months after the end of the financial year. Consistent with these requirements, this report encompasses Australian Government general government sector fiscal outcomes for the 2009-10 financial year and is based on external reporting standards.

•
Part 1 provides the general government sector budget aggregates for 2009-10 together with an analysis of the 2009-10 final budget outcome. This includes summary analysis of revenue, expenses, net capital investment, cash flows and the balance sheet (net debt, net financial worth and net worth).

•
Part 2 presents the Australian Government financial statements for 2009-10 with the Australian Bureau of Statistics’ (ABS) accrual Government Finance Statistics (GFS) as the basis for accounting policy, except for where the Government has decided to depart because Australian Accounting Standards provide a better conceptual treatment for presenting information of relevance to users of public sector financial reports. This data covers the general government sector as well as the Australian Government public corporations sectors.

•	Part 3 provides details for 2009-10 on Australia’s Federal Relations, updated from that contained in the 2010-11 Budget Paper No. 3, Australia’s Federal Relations.

•	Appendix A contains expenses data on a functional and sub-functional basis. Historical fiscal data are presented in Appendix B.

v

Contents

Foreword	v

Part 1: Australian Government Budget Outcome	1
Overview	1
Revenue	2
Expenses	4
Net capital investment	5
Cash flows	6
Net debt, net financial worth and net worth	9

Part 2: Australian Government Financial Statements	11
Australian Government Financial Statements	12
Financial reporting standards and budget concepts	41
Australian Loan Council Allocation	55

Part 3: Australia’s Federal Relations	57
Overview of payments to the States	57
Payments for specific purposes	58
General revenue assistance	60
Payments to the States	67

Appendix A: Expenses by Function and Sub-function	85

Appendix B: Historical Fiscal Data	89
Data sources	89
Comparability of data across years	89
Revisions to previously published data	90
Deflating real spending growth by the consumer price index	91

List of tables

Part 1

Table 1:	Australian Government general government sector budget aggregates	1

Table 2:	Australian Government general government sector revenue	3

Table 3:	Australian Government general government sector expenses by function	5

Table 4:	Australian Government general government sector net capital investment by function	6

Table 5:	Australian Government general government sector receipts	8

Table 6:	Summary of Australian Government general government sector cash flows	9

Table 7:	Australian Government general government sector net financial worth, net worth, net debt and net interest payments	10

Table 8:	Australian Government general government sector operating statement	12

Part 2

Table 9:	Australian Government general government sector balance sheet	13

Table 10:	Australian Government general government sector cash flow statement	14

Table 11:	Australian Government public non-financial corporations sector operating statement	16

Table 12:	Australian Government public non-financial corporations sector balance sheet	17

Table 13:	Australian Government public non-financial corporations sector cash flow statement	18

Table 14:	Australian Government total non-financial public sector operating statement	19

Table 15:	Australian Government total non-financial public sector balance sheet	20

Table 16:	Australian Government total non-financial public sector cash flow statement	21

Table 17:	Australian Government public financial corporations sector operating statement	22

Table 18:	Australian Government public financial corporations sector balance sheet	23

Table 19:	Australian Government public financial corporations sector cash flow statement	24

Table 20:	Australian Government general government sector purchase of non-financial assets by function	25

Table 21:	Entities within the sectoral classifications	48

Table 22:	Major differences between AAS and ABS GFS	54

Table 23:	Australian Government Loan Council Allocation	56

Part 3

Table 24:	Commonwealth payments to the States, 2009-10	57

Table 25:	Payments for specific purposes to the States, 2009-10	59

Table 26:	Financial assistance grants to local government (cash basis), 2009-10	60

Table 27:	General revenue assistance, 2009-10	60

Table 28:	GST revenue and GST payable to the States, 2009-10	61

Table 29:	GST payable and GST payments to the States, 2009-10	62

Table 30:	Summary of the distribution of GST payments among the States	62

Table 31:	GST relativities, 2009-10	63

Table 32:	Distribution of the 2009-10 estimated GST revenue and balancing adjustment	63

Table 33:	Distribution of the 2008-09 GST balancing adjustment amount	64

Table 34:	GST administration, 2009-10	64

Table 35:	Guaranteed minimum amount, GST payments, budget balancing assistance and residual adjustment	65

Table 36:	Payments for specific purposes to support state health services, 2009-10	68

Table 37:	Payments for specific purposes to support state education services, 2009-10	71

Table 38:	Payments for specific purposes to support community services, 2009-10	73

Table 39:	Payments for specific purposes to support housing services, 2009-10	74

Table 40:	Payments for specific purposes to support state infrastructure services, 2009-10	75

Table 41:	Payments for specific purposes to support state environmental services, 2009-10	77

Table 42:	Contingent payments to the States, 2009-10	78

Table 43:	Payments to support other state services, 2009-10	79

Table 44:	General revenue assistance payments to the States and Territories, 2009-10	80

Table 45:	Other financial flows — estimated advances, repayment of advances and interest payments, 2009-10	81

Table 46:	Total payments to the States by GFS function, 2009-10	83

Appendix A

Table A1:	Australian Government general government sector expenses by function and sub-function	86

Appendix B

Table B1:	Australian Government general government sector receipts, payments and underlying cash balance	92

Table B2:	Australian Government general government sector taxation receipts, non-taxation receipts and total receipts	93

Table B3:	Australian Government general government sector net debt and net interest payments	94

Table B4:	Australian Government general government sector revenue, expenses, net capital investment and fiscal balance	95

Table B5:	Australian Government general government sector net worth and net financial worth	96

Table B6:	Australian Government general government sector taxation revenue, non-taxation revenue and total revenue	96

Table B7:	Australian Government cash receipts, payments and cash surplus by institutional sector	97

Table B8:	Australian Government revenue, expenses and fiscal balance by institutional sector	98

x

Notes

(a)	The following definitions are used in this paper:

	–	‘real’ means adjusted for the effect of inflation;

	–	real growth in expenses is measured by the Consumer Price Index (CPI); and

	–	one billion is equal to one thousand million.

(b)	Figures in tables and generally in the text have been rounded. Discrepancies in tables between totals and sums of components are due to rounding:

	–	estimates under $100,000 are rounded to the nearest thousand;

	–	estimates $100,000 and over are generally rounded to the nearest tenth of a million;

	–	estimates midway between rounding points are rounded up; and

	–	the percentage changes in statistical tables are calculated using unrounded data.

(c)	For the budget balance, a negative sign indicates a deficit while no sign indicates a surplus.

(d)	The following notations are used:

NEC/nec	not elsewhere classified

AEST	Australian Eastern Standard Time

-	not available

..	not zero, but rounded to zero

na	not applicable (unless otherwise specified)

nfp	not for publication

$m	$ million

$b	$ billion

(e)
References to the ‘States’ or ‘each State’ include the Territories. The Australian Capital Territory and the Northern Territory are referred to as ‘the Territories’. The following abbreviations are used for the names of the States, where appropriate:

NSW	New South Wales

VIC/Vic	Victoria

QLD/Qld	Queensland

WA	Western Australia

SA	South Australia

TAS/Tas	Tasmania

ACT	Australian Capital Territory

NT	Northern Territory

Part 1: Australian Government Budget Outcome

Overview

In 2009-10, the Australian Government general government sector recorded an underlying cash deficit of $54.8 billion (4.2 per cent of gross domestic product (GDP)). The fiscal balance was in deficit by $52.9 billion (4.1 per cent of GDP).

These outcomes show the full impact of the global financial crisis on the Australian Government’s budget in 2009-10. Unlike many countries, Australia avoided recession in 2009, but the economy still slowed markedly and commodity prices and business profits fell sharply.

This meant that tax receipts in 2009-10 came in almost $50 billion below the level that was forecast before the crisis (in the 2008-09 Budget), a loss of almost one-sixth of forecast tax receipts.

Economic growth in Australia is now strengthening and tax receipts are recovering. Combined with continued spending restraint from the Government’s fiscal strategy, this is expected to see the budget return to surplus in 2012-13, well ahead of any major advanced economy.

In cash terms, the deficit was $2.3 billion lower than estimated at the time of the 2010-11 Budget, with total cash receipts (excluding Future Fund earnings) $249 million lower than expected and total cash payments $2.6 billion lower than expected.

Table 1: Australian Government general government sector budget aggregates
	2008-09 Outcome	2009-10 Estimate at 2010-11 Budget	2009-10 Outcome
Revenue ($b)	298.9	294.2	292.8
Per cent of GDP	23.8	22.7	22.5
Expenses ($b)	324.6	343.1	339.2
Per cent of GDP	25.9	26.5	26.1
Net operating balance ($b)	-25.6	-48.9	-46.5
Net capital investment ($b)	4.1	5.8	6.4
Fiscal balance ($b)	-29.7	-54.8	-52.9
Per cent of GDP	-2.4	-4.2	-4.1
Underlying cash balance ($b)(a)	-27.1	-57.1	-54.8
Per cent of GDP	-2.2	-4.4	-4.2
Memorandum item:
Headline cash balance ($b)	-31.3	-59.2	-56.5
(a)	Excludes Future Fund earnings.

Part 1: Australian Government Budget Outcome

At the end of 2009-10, the level of Australian Government net debt was $42.3 billion (3.3 per cent of GDP) which was $445 million higher than expected at the time of the 2010-11 Budget. Australian Government general government sector net financial worth decreased from -$73.8 billion in 2008-09 to -$146.1 billion at the end of 2009-10. Net worth decreased from $19.7 billion in 2008-09 to -$44.8 billion at the end of 2009-10.

Revenue

Total accrual revenue was $292.8 billion in 2009-10, which is $1.4 billion below the estimate in the 2010-11 Budget. This largely reflects lower than expected taxation revenue of $1.5 billion. Non-taxation revenues were broadly in line with estimates.

The downward revision in taxation revenue is largely due to:

•
lower than forecast total individuals’ and other withholding tax of $530 million (0.4 per cent). Revenue from other individuals’ income tax was $1.2 billion (4.3 per cent) lower than estimated, but this was partly offset by weaker individuals’ refunds of $0.7 billion (2.9 per cent). The lower than estimated other individuals’ income tax reflects weaker than anticipated capital gains outcomes. The weaker individuals’ refunds reflect lower than expected lodgements of individual tax returns in the June quarter 2010;

•	lower than forecast company taxation revenue of $457 million (0.9 per cent), partly reflecting slightly softer than expected profits and higher provision for tax refund liabilities;

•	lower than expected excise and customs duty taxation revenue of $425 million (1.4 per cent), largely owing to reduced consumption of tobacco and fuel products;

•	lower than forecast GST revenue of $277 million (0.6 per cent) mainly owing to unanticipated softness in consumption related to GST; and

•	lower than estimated Petroleum Resource Rent Tax revenue of $183 million (12.3 per cent) reflecting lower than assumed oil prices.

The downwards variations were partially offset by higher than expected superannuation taxation revenue of $192 million (3.2 per cent), owing to stronger than anticipated instalment rates applying to payments for the March quarter.

Part 1: Australian Government Budget Outcome

Table 2: Australian Government general government sector revenue
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m	Change on 2010-11 Budget $m
Individuals and other withholding taxes
Gross income tax withholding	119,970	119,922	-48
Gross other individuals	28,500	27,287	-1,213
less: Refunds	25,120	24,390	-730
Total individuals and other withholding taxation	123,350	122,820	-530
Fringe benefits tax	3,670	3,523	-147
Company tax	53,650	53,193	-457
Superannuation funds	5,990	6,182	192
Petroleum resource rent tax	1,480	1,297	-183
Income taxation revenue	188,140	187,016	-1,124
Sales taxes
Goods and services tax	46,830	46,553	-277
Wine equalisation tax	730	748	18
Luxury car tax	490	499	9
Total sales taxes	48,050	47,800	-250
Excise duty
Petrol	6,390	6,339	-51
Diesel	6,840	6,886	46
Beer	2,030	2,006	-24
Tobacco	5,920	5,652	-268
Other excisable products	3,710	3,665	-45
Of which: Other excisable beverages(a)	860	880	20
Total excise duty revenue	24,890	24,547	-343
Customs duty
Textiles, clothing and footwear	830	767	-63
Passenger motor vehicles	1,150	1,226	76
Excise-like goods	2,960	2,826	-134
Other imports	1,130	1,248	118
less: Refunds and drawbacks	240	319	79
Total customs duty revenue	5,830	5,748	-82
Other indirect taxation
Agricultural levies	371	395	24
Other taxes	2,248	2,494	247
Total other indirect taxation revenue	2,619	2,889	270
Indirect taxation revenue	81,389	80,984	-405
Taxation revenue	269,529	268,000	-1,529
Sales of goods and services	7,699	7,599	-100
Interest	4,569	4,430	-139
Dividends	7,426	7,658	232
Other non-taxation revenue	4,993	5,081	88
Non-taxation revenue(b)	24,686	24,767	81
Total revenue(b)	294,215	292,767	-1,448
Memorandum:
Medicare levy revenue	8,200	8,013	-187
(a)	Other excisable beverages are those not exceeding 10 per cent by volume of alcohol.
(b)	Includes Future Fund earnings.

Part 1: Australian Government Budget Outcome

Expenses

Total accrual expenses were $339.2 billion in 2009-10, $3.9 billion lower than estimated in the 2010-11 Budget. The downwards revision in expenses is largely due to:

•	lower than forecast expenses of $437 million in general revenue assistance to the States and Territories, primarily reflecting lower than expected GST revenue collected;

•
a decrease in expenses of $272 million in the Higher Education Loan Program arising from an increase in the expected repayment profile, as determined by the Australian Government Actuary, leading to a reduction in deferral costs;

•	lower than forecast expenses of $265 million as a result of fewer than expected natural disaster relief claims for reimbursement from the States and Territories;

•	lower than expected expenses of $254 million in the Medicare Services Program, due to a smaller than estimated number of Medicare Benefits Schedule eligible services delivered in 2009-10;

•
lower than estimated expenses of $226 million in the Improving Australia’s Energy Efficiency Program, mainly due to lower than forecast expenditure under the home insulation safety programs (following the termination of the Home Insulation Program), and under the now discontinued Solar Homes and Communities Plan and Green Loans program;

•
a reduction in expenses of $222 million in the Water Reform Program including as a result of lengthy due diligence processes as part of negotiating multi-party funding agreements for program elements under the Sustainable Rural Water Use and Infrastructure component;

•
lower than expected public debt interest expenses of $211 million reflecting revisions to the issuance pattern of Treasury Notes, the timing of Treasury Indexed Bonds issuance and changes in the composition of that issuance;

•
a decrease in expenses of $190 million in the Resources Related Initiatives and Management Program due to a lower than anticipated take up rate in Ethanol Production Grants, and as a result of negotiations associated with funding agreements for Carbon Capture and Storage Flagships and the National Low Emission Coal Initiative;

•	lower than expected expenses of $166 million, reflecting the finalisation of agreements with the States and Territories to the Improving Public Hospitals Services National Partnership; and

Part 1: Australian Government Budget Outcome

•	a reduction in expenses of $138 million reflecting the finalisation of implementation arrangements for some projects funded from the Health and Hospitals Fund.

Estimated expenses for 2009-10, published in the 2010-11 Budget, also included a provision for underspends in the contingency reserve.

Table 3: Australian Government general government sector expenses by function
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
General public services
Legislative and executive affairs	882	840
Financial and fiscal affairs	6,581	6,845
Foreign affairs and economic aid	4,848	4,869
General research	2,535	2,358
General services	730	818
Government superannuation benefits	3,288	3,472
Defence	20,620	20,150
Public order and safety	3,936	3,593
Education	34,895	34,889
Health	52,786	51,426
Social security and welfare	109,675	109,197
Housing and community amenities	9,270	9,029
Recreation and culture	3,208	3,280
Fuel and energy	8,971	8,473
Agriculture, forestry and fishing	3,330	2,816
Mining, manufacturing and construction	1,690	1,630
Transport and communication	6,837	6,641
Other economic affairs
Tourism and area promotion	172	162
Total labour and employment affairs	4,706	4,694
Immigration	1,632	1,571
Other economic affairs nec	2,286	2,200
Other purposes
Public debt interest	6,514	6,303
Nominal superannuation interest	6,695	6,687
General purpose inter-governmental transactions	47,632	47,157
Natural disaster relief	402	136
Contingency reserve	-999	0
Total expenses	343,122	339,239

Net capital investment

Total net capital investment for 2009-10 was $6.4 billion, which is $586 million higher than estimated in the 2010-11 Budget. This increase predominantly relates to the acquisition by Defence of additional military equipment and the construction of Defence support facilities.

Part 1: Australian Government Budget Outcome

Table 4: Australian Government general government sector net capital investment by function
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
General public services	206	590
Defence	3,361	4,136
Public order and safety	233	103
Education	41	26
Health	332	249
Social security and welfare	119	60
Housing and community amenities	266	219
Recreation and culture	249	110
Fuel and energy	1	2
Agriculture, forestry and fishing	814	748
Mining, manufacturing and construction	2	0
Transport and communication	33	35
Other economic affairs	202	154
Other purposes	-13	0
Total net capital investment	5,847	6,433

Cash flows

The 2009-10 underlying cash deficit was $54.8 billion, $2.3 billion lower than estimated at the 2010-11 Budget. This was the result of lower cash receipts (excluding Future Fund earnings) of $249 million and lower cash payments of $2.6 billion.1

Total cash receipts (including Future Fund earnings) were $284.7 billion in 2009-10, around $538 million lower than estimated in the 2010-11 Budget. This mainly reflects lower than expected non-taxation receipts of $552 million.

Total taxation receipts were $14 million higher than the estimate in the 2010-11 Budget while the total accrual taxation revenue was $1.5 billion lower than the estimate in the 2010-11 Budget. The difference between the cash and accrual results was primarily due to company tax receipts increasing by $719 million relative to the budget estimate, compared with a $457 million decrease for its accrual equivalent. This difference is due to earlier than expected payments of tax liabilities relating to previous income years.

The difference between the cash and accrual results for non-taxation revenue of $633 million primarily reflects dividends earned but not yet received and an increase in receivables across entities.

__________________

1	Cash payments are equal to payments for operating activities, purchases of non-financial assets and the net acquisition of assets under finance leases.

Part 1: Australian Government Budget Outcome

Total cash payments (including finance leases) were $336.9 billion in 2009-10, $2.6 billion lower than estimated at the 2010-11 Budget.

The difference between the lower than expected cash payments of $2.6 billion and the lower than expected net outcome for expenses and net capital investment of $3.3 billion is predominantly due to GST cash payments advanced to the States and Territories in 2009-10 which will not be expensed until 2010-11.

Part 1: Australian Government Budget Outcome

Table 5: Australian Government general government sector receipts
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m	Change on 2010-11 Budget $m
Individuals and other withholding taxes
Gross income tax withholding	118,580	118,532	-48
Gross other individuals	26,640	25,928	-712
less: Refunds	25,120	24,390	-730
Total individuals and other withholding taxation	120,100	120,070	-30
Fringe benefits tax	3,680	3,504	-176
Company tax	51,490	52,209	719
Superannuation funds	5,910	6,099	189
Petroleum resource rent tax	1,250	1,251	1
Income taxation receipts	182,430	183,132	702
Sales taxes
Goods and services tax	44,597	43,967	-629
Wine equalisation tax	720	733	13
Luxury car tax	490	472	-18
Total sales taxes	45,807	45,173	-634
Excise duty
Petrol	6,330	6,301	-29
Diesel	6,860	6,844	-16
Beer	2,030	1,994	-36
Tobacco	5,920	5,653	-267
Other excisable products	3,720	3,647	-73
Of which: Other excisable beverages(a)	860	875	15
Total excise duty receipts	24,860	24,439	-421
Customs duty
Textiles, clothing and footwear	830	763	-67
Passenger motor vehicles	820	917	97
Excise-like goods	2,960	2,826	-134
Other imports	1,120	1,246	126
less: Refunds and drawbacks	380	411	31
Total customs duty receipts	5,350	5,341	-9
Other indirect taxation
Agricultural levies	371	395	24
Other taxes	2,141	2,494	352
Total other indirect taxation receipts	2,512	2,888	376
Indirect taxation receipts	78,529	77,841	-688
Taxation receipts	260,959	260,973	14
Sales of goods and services	7,657	7,706	48
Interest received	4,507	4,025	-482
Dividends	6,927	6,999	72
Other non-taxation receipts	5,151	4,960	-191
Non-taxation receipts(b)	24,242	23,689	-552
Total receipts(b)	285,201	284,662	-538
Memorandum:
Medicare levy receipts	8,200	8,013	-187
(a)	Other excisable beverages are those not exceeding 10 per cent by volume of alcohol.
(b)	Includes Future Fund earnings.

Part 1: Australian Government Budget Outcome

Table 6: Summary of Australian Government general government sector cash flows
	2009-10 Estimate at 2010-11 Budget $b	2009-10 Outcome $b
Cash receipts
Operating cash receipts excluding Future Fund earnings	282.1	281.9
Future Fund earnings	2.8	2.5
Total operating receipts	284.9	284.4
Capital cash receipts(a)	0.3	0.2
Total cash receipts	285.2	284.7
Cash payments
Operating cash payments	328.7	325.7
Capital cash payments(b)	10.8	11.1
Total cash payments	339.5	336.9
Finance leases and similar arrangements(c)	0.0	0.0
GFS cash surplus(+)/deficit(-)	-54.3	-52.2
Per cent of GDP	-4.2	-4.0
less Future Fund earnings	2.8	2.5
Underlying cash balance(d)	-57.1	-54.8
Per cent of GDP	-4.4	-4.2
Memorandum items:
Net cash flows from investments in financial assets for policy purposes	-4.9	-4.3
plus Future Fund earnings	2.8	2.5
Headline cash balance	-59.2	-56.5
(a)	Equivalent to cash receipts from the sale of non-financial assets in the cash flow statement.
(b)	Equivalent to cash payments for purchases of non-financial assets in the cash flow statement.
(c)	The acquisition of assets under finance leases decreases the underlying cash balance. The disposal of assets previously held under finance leases increases the underlying cash balance.
(d)	Excludes Future Fund earnings.

Net debt, net financial worth and net worth

At the end of 2009-10, the level of Australian Government net debt was $42.3 billion (3.3 per cent of GDP) which was $445 million higher than estimated at the time of the 2010-11 Budget. This reflects the higher than expected market value of government securities as a result of lower interest rates, which is partially offset by the higher than expected value of investments and advances held by the Government.

Net financial worth was -$146.1 billion at the end of 2009-10, which was $27.6 billion lower than estimated at the 2010-11 Budget. The largest changes since the Budget are an increase in the Government’s superannuation liability of $18.1 billion owing to the lower than estimated discount rate at 30 June, the lower than expected value of equity investments in other public sector entities and the higher than expected market value

Part 1: Australian Government Budget Outcome

of government securities on issue. These movements were partly offset by the higher than expected value of investments and advances held by the Government.

Net worth was -$44.8 billion at the end of 2009-10, which was $24.7 billion lower than estimated at the 2010-11 Budget. Partly offsetting the decrease in net financial worth since Budget outlined above, was the higher than expected value of the Government’s buildings and plant, equipment and infrastructure.

Table 7: Australian Government general government sector net financial worth, net worth, net debt and net interest payments
	2009-10 Estimate at 2010-11 Budget $b	2009-10 Outcome $b
Financial assets	219.2	218.5
Non-financial assets	98.4	101.2
Total assets	317.6	319.8
Total liabilities	337.7	364.6
Net worth	-20.1	-44.8
Net financial worth(a)	-118.5	-146.1
Per cent of GDP	-9.2	-11.2
Net debt(b)	41.8	42.3
Per cent of GDP	3.2	3.3
Net interest payments	2.0	2.4
Per cent of GDP	0.2	0.2
(a)	Net financial worth equals total financial assets minus total liabilities. That is, it excludes non-financial assets.
(b)	Net debt equals the sum of deposits held, advances received, government securities, loans and other borrowing, minus the sum of cash and deposits, advances paid and investments, loans and placements.

Part 2: Australian Government Financial Statements

The financial statements consist of an operating statement, including other economic flows, a balance sheet, and a cash flow statement for the Australian Government general government sector (GGS), the public non financial corporations sector (PNFC), the total non financial public sector (NFPS) and the public financial corporations sector (PFC). This statement also contains notes showing disaggregated information for the GGS.

The Charter of Budget Honesty Act 1998 (the Charter) requires the final budget outcome be based on external reporting standards and for departures from these standards to be disclosed.

The Government has produced a single set of financial statements that comply with both Australian Bureau of Statistics’ (ABS) accrual Government Finance Statistics (GFS) and Australian Accounting Standards (AAS), meeting the requirement of the Charter, with departures disclosed. The financial statements for the Final Budget Outcome 2009-10 have been prepared on a basis consistent with the 2010-11 Budget. This enables comparison of the 2009-10 revised estimates published at the 2010-11 Budget and the outcome. The statements reflect the Government’s accounting policy that ABS GFS remains the basis of budget accounting policy, except where the Government applies AAS because it provides a better conceptual basis for presenting information of relevance to users of public sector financial reports.

The Australian, State and Territory governments have an agreed framework — the Accrual Uniform Presentation Framework (UPF) — for the presentation of government financial information on a basis broadly consistent with AASB 1049 Whole of Government and General Government Sector Financial Reporting (AASB 1049). The financial statements are consistent with the requirements of the UPF.

In accordance with the UPF requirements, this statement also contains an update of the Australian Government’s Loan Council Allocation.

Part 2: Australian Government Financial Statements

Australian Government Financial Statements

Table 8: Australian Government general government sector operating statement
	Note	2009-10 Estimate at 2010-11 Budget $m	Month of June 2010(e) $m	2009-10 Outcome $m
Revenue
Taxation revenue	3	269,529	17,956	268,000
Sales of goods and services	4	7,699	553	7,599
Interest income	5	4,569	359	4,430
Dividend income	5	7,426	159	7,658
Other	6	4,993	415	5,081
Total revenue		294,215	19,441	292,767
Expenses
Gross operating expenses
Wages and salaries(a)	7	17,691	2,180	17,108
Superannuation	7	3,586	696	3,859
Depreciation and amortisation	8	5,529	651	5,641
Supply of goods and services	9	63,119	6,855	61,917
Other operating expenses(a)	7	4,353	155	4,471
Total gross operating expenses		94,279	10,537	92,997
Superannuation interest expense	7	6,695	588	6,687
Interest expenses	10	7,985	755	7,607
Current transfers
Current grants	11	102,152	12,994	101,169
Subsidy expenses		8,432	694	8,413
Personal benefits	12	99,235	7,340	98,490
Total current transfers		209,820	21,028	208,072
Capital transfers	11
Mutually agreed write-downs		2,287	54	2,127
Other capital grants		22,055	2,532	21,749
Total capital transfers		24,342	2,586	23,876
Total expenses		343,122	35,494	339,239
Net operating balance		-48,907	-16,054	-46,472
Other economic flows
Gain/loss on equity and on sale of assets(b)		5,790	-4,143	-904
Net write-downs of assets (including bad and doubtful debts)		-5,190	-3,483	-7,986
Assets recognised for the first time		603	179	717
Actuarial revaluations		1,253	-11,785	-11,785
Net foreign exchange gains		482	1,267	1,902
Net swap interest received		41	0	41
Market valuation of debt		633	-2,154	-2,773
Other economic revaluations(c)		37	2,014	2,690
Total other economic flows		3,649	-18,106	-18,097
Comprehensive result - Total change in net worth	13	-45,258	-34,159	-64,569
Net operating balance less Net acquisition of non-financial assets		-48,907	-16,054	-46,472
Purchases of non-financial assets		10,838	2,545	11,610
less Sales of non-financial assets		269	103	245
less Depreciation		5,529	651	5,641
plus Change in inventories		678	82	661
plus Other movements in non-financial assets		129	-168	48
Total net acquisition of non-financial assets		5,847	1,705	6,433
Fiscal balance (Net lending/borrowing)(d)		-54,753	-17,759	-52,906
(a)	Consistent with ABS GFS classification, other employee related expenses are reported under other operating expenses. Total employee expenses equal wages and salaries plus other operating expenses.
(b)	Reflects changes in the market valuation of investments and any revaluations at the point of disposal or sale.
(c)	Largely reflects other revaluation of assets and liabilities.
(d)	The term fiscal balance is not used by the ABS.
(e)
The month of June is derived by deducting May year to date published data from the annual outcome. Statistically, June movements in some series relate to earlier published months that are not reissued, this can result in negative movements.

Part 2: Australian Government Financial Statements

Table 9: Australian Government general government sector balance sheet
	Note	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Assets
Financial assets
Cash and deposits	20(a)	2,027	1,865
Advances paid	14	23,422	24,550
Investments, loans and placements	15	99,288	102,910
Other receivables	14	39,024	37,149
Equity investments
Investments in other public sector entities		26,352	22,757
Equity accounted investments		262	274
Investments - shares		28,821	29,043
Total financial assets		219,197	218,548
Non-financial assets	16
Land		8,349	8,562
Buildings		20,667	21,437
Plant, equipment and infrastructure		46,702	47,697
Inventories		6,613	6,529
Intangibles		4,123	4,032
Investment property		182	504
Biological assets		32	119
Heritage and cultural assets		9,091	9,367
Assets held for sale		158	151
Other non-financial assets		2,456	2,832
Total non-financial assets		98,372	101,230
Total assets		317,569	319,778
Liabilities
Interest bearing liabilities
Deposits held		230	232
Government securities		154,080	157,353
Loans	17	11,430	13,217
Other borrowing		835	805
Total interest bearing liabilities		166,575	171,607
Provisions and payables
Superannuation liability	18	122,874	141,007
Other employee liabilities	18	9,874	10,434
Suppliers payable	19	4,363	5,772
Personal benefits provisions and payable	19	12,651	12,832
Subsidies provisions and payable	19	1,897	1,792
Grants provisions and payable	19	7,062	7,920
Other provisions and payables	19	12,410	13,262
Total provisions and payables		171,131	193,019
Total liabilities		337,706	364,627
Net worth(a)		-20,137	-44,848
Net financial worth(b)		-118,509	-146,079
Net financial liabilities(c)		144,861	168,836
Net debt(d)		41,838	42,283
(a)	Net worth is calculated as total assets minus total liabilities.
(b)	Net financial worth equals total financial assets minus total liabilities.
(c)	Net financial liabilities equals total liabilities less financial assets other than investments in other public sector entities.
(d)	Net debt equals the sum of deposits held, government securities, loans and other borrowing, minus the sum of cash and deposits, advances paid, and investments, loans and placements.

Part 2: Australian Government Financial Statements

Table 10: Australian Government general government sector cash flow statement(a)
	2009-10 Estimate at 2010-11 Budget $m	Month of June 2010(d) $m	2009-10 Outcome $m
Cash receipts from operating activities
Taxes received	260,959	19,648	260,973
Receipts from sales of goods and services	7,657	370	7,706
Interest receipts	4,507	817	4,025
Dividends and income tax equivalents	6,927	148	6,999
Other receipts	4,882	549	4,715
Total operating receipts	284,932	21,532	284,417
Cash payments for operating activities
Payments for employees	-23,024	-2,029	-22,415
Payments for goods and services	-62,931	-5,730	-61,742
Grants and subsidies paid	-131,537	-15,266	-130,553
Interest paid	-6,493	-653	-6,411
Personal benefit payments	-100,620	-7,537	-100,198
Other payments	-4,047	-347	-4,412
Total operating payments	-328,652	-31,562	-325,731
Net cash flows from operating activities	-43,720	-10,030	-41,314
Cash flows from investments in non-financial assets
Sales of non-financial assets	269	103	245
Purchases of non-financial assets	-10,826	-2,332	-11,144
Net cash flows from investments in non-financial assets	-10,557	-2,229	-10,899
Net cash flows from investments in financial assets for policy purposes	-4,916	-723	-4,278
Cash flows from investments in financial assets for liquidity purposes
Increase in investments	7,740	8,948	5,152
Net cash flows from investments in financial assets for liquidity purposes	7,740	8,948	5,152
Cash receipts from financing activities
Borrowing	46,909	4,487	47,385
Other financing	4,995	32	4,977
Total cash receipts from financing activities	51,904	4,519	52,362
Cash payments for financing activities
Other financing	-77	-258	-810
Total cash payments for financing activities	-77	-258	-810
Net cash flows from financing activities	51,827	4,261	51,552
Net increase/(decrease) in cash held	374	225	212

Part 2: Australian Government Financial Statements

Table 10: Australian Government general government sector cash flow statement (continued)(a)
	2009-10 Estimate at 2010-11 Budget $m	Month of June 2010(d) $m	2009-10 Outcome $m
Net cash flows from operating activities and investments in non-financial assets
(Surplus(+)/deficit(-))	-54,277	-12,260	-52,213
Finance leases and similar arrangements(b)	-1	-19	-25
GFS cash surplus(+)/deficit(-)	-54,278	-12,279	-52,238
less Future Fund earnings	2,802	131	2,512
Equals underlying cash balance(c)	-57,079	-12,409	-54,750
plus Net cash flows from investments in financial assets for policy purposes	-4,916	-723	-4,278
plus Future Fund earnings	2,802	131	2,512
Equals headline cash balance	-59,194	-13,002	-56,517
(a)	A positive number denotes a cash inflow; a negative sign denotes a cash outflow.
(b)	The acquisition of assets under finance leases decreases the underlying cash balance. The disposal of assets previously held under finance leases increases the underlying cash balance.
(c)	The term underlying cash balance is not used by the ABS.
(d)
The month of June is derived by deducting May year-to-date published data from the annual outcome. Statistically, June movements in some series relate to earlier published months that are not reissued, this can result in negative movements.

Part 2: Australian Government Financial Statements

Table 11: Australian Government public non-financial corporations sector operating statement
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Revenue
Current grants and subsidies	16	100
Sales of goods and services	6,971	7,047
Interest income	30	50
Other	17	91
Total revenue	7,035	7,288
Expenses
Gross operating expenses
Wages and salaries(a)	2,812	2,644
Superannuation	170	209
Depreciation and amortisation	392	388
Supply of goods and services	3,030	3,088
Other operating expenses(a)	399	473
Total gross operating expenses	6,803	6,802
Interest expenses	40	52
Other property expenses	209	216
Current transfers
Tax expenses	373	227
Total current transfers	373	227
Total expenses	7,426	7,297
Net operating balance	-391	-9
Other economic flows	797	725
Comprehensive result - Total change in net worth less Net acquisition of non-financial assets	406	716
Purchases of non-financial assets	1,989	1,509
less Sales of non-financial assets	47	56
less Depreciation	393	390
plus Change in inventories	-13	-31
plus Other movements in non-financial assets	8	37
Total net acquisition of non-financial assets	1,545	1,071
Fiscal balance (Net lending/borrowing)(b)	-1,936	-1,079
(a)	Consistent with ABS GFS classification, other employee related expenses are reported under other operating expenses. Total employee expenses equal wages and salaries plus other operating expenses.
(b)	The term fiscal balance is not used by the ABS.

Part 2: Australian Government Financial Statements

Table 12: Australian Government public non-financial corporations sector balance sheet
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Assets
Financial assets
Cash and deposits	806	1,022
Investments, loans and placements	461	245
Other receivables	908	382
Equity investments	318	307
Total financial assets	2,493	1,956
Non-financial assets
Land and fixed assets	6,384	6,071
Other non-financial assets(a)	498	1,279
Total non-financial assets	6,881	7,351
Total assets	9,375	9,307
Liabilities
Interest bearing liabilities
Borrowing	1,218	928
Total interest bearing liabilities	1,218	928
Provisions and payables
Other employee liabilities	1,209	1,358
Other provisions and payables(a)	1,603	1,365
Total provisions and payables	2,812	2,723
Total liabilities	4,029	3,651
Shares and other contributed capital	5,346	5,656
Net worth(b)	5,346	5,656
Net financial worth(c)	-1,536	-1,695
Net debt(d)	-50	-339
(a)	Excludes the impact of commercial taxation adjustments.
(b)
Under AASB1049, net worth is calculated as total assets minus total liabilities. Under ABS GFS, net worth is calculated as total assets minus total liabilities minus shares and other contributed capital.

(c)
Under AASB1049, net financial worth equals total financial assets minus total liabilities. Under ABS GFS, net financial worth equals total financial assets minus total liabilities minus shares and other contributed capital.

(d)	Net debt equals the sum of deposits held, advances received and borrowing, minus the sum of cash and deposits, advances paid, and investments, loans and placements.

Part 2: Australian Government Financial Statements

Table 13: Australian Government public non-financial corporations sector cash flow statement(a)
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Cash receipts from operating activities
Receipts from sales of goods and services	7,667	7,767
GST input credit receipts	206	276
Other receipts	91	297
Total operating receipts	7,964	8,340
Cash payments for operating activities
Payments to employees	-3,144	-3,207
Payment for goods and services	-3,405	-3,528
Interest paid	-64	-46
GST payments to taxation authority	-504	-506
Other payments	-308	-293
Total operating payments	-7,424	-7,580
Net cash flows from operating activities	540	760
Cash flows from investments in non-financial assets
Sales of non-financial assets	71	79
Purchases of non-financial assets	-1,997	-1,538
Net cash flows from investments in non-financial assets	-1,926	-1,459
Net cash flows from investments in financial assets for policy purposes	0	-2
Cash flows from investments in financial assets for liquidity purposes
Increase in investments	1,006	-10
Net cash flows from investments in financial assets for liquidity purposes	1,006	-10
Net cash flows from financing activities
Borrowing (net)	-1	-57
Other financing (net)	478	1,079
Distributions paid (net)	-224	-224
Net cash flows from financing activities	253	798
Net increase/(decrease) in cash held	-127	89
Cash at the beginning of the year	933	933
Cash at the end of the year	806	1,022
Net cash from operating activities and investments in non-financial assets	-1,386	-698
Distributions paid	-224	-224
Equals surplus(+)/deficit(-)	-1,610	-922
Finance leases and similar arrangements(b)	0	0
GFS cash surplus(+)/deficit(-)	-1,610	-922
(a)	A positive number denotes a cash inflow; a negative sign denotes a cash outflow.
(b)
The acquisition of assets under finance leases decreases the surplus or increases the deficit. The disposal of assets previously held under finance leases increases the surplus or decreases the deficit.

Part 2: Australian Government Financial Statements

Table 14: Australian Government total non-financial public sector operating statement
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Revenue
Taxation revenue	269,156	267,773
Sales of goods and services	13,696	13,627
Interest income	4,599	4,480
Dividend income	7,217	7,442
Other	5,010	5,090
Total revenue	299,677	298,412
Expenses
Gross operating expenses
Wages and salaries(a)	20,504	19,752
Superannuation	3,756	4,068
Depreciation and amortisation	5,921	6,028
Supply of goods and services	65,175	63,987
Other operating expenses(a)	4,752	4,945
Total gross operating expenses	100,108	98,780
Superannuation interest expense	6,695	6,687
Interest expenses	8,026	7,660
Current transfers
Current grants	102,152	101,169
Subsidy expenses	8,416	8,313
Personal benefits	99,235	98,490
Total current transfers	209,803	207,972
Capital transfers	24,342	23,795
Total expenses	348,975	344,893
Net operating balance	-49,297	-46,481
Other economic flows	9,440	-18,447
Comprehensive result - Total change in net worth	-39,858	-64,928
Net acquisition of non-financial assets
Purchases of non-financial assets	12,827	13,119
less Sales of non-financial assets	315	300
less Depreciation	5,922	6,031
plus Change in inventories	665	630
plus Other movements in non-financial assets	137	85
Total net acquisition of non-financial assets	7,392	7,504
Fiscal balance (Net lending/borrowing)(b)	-56,689	-53,985
(a)	Consistent with ABS GFS classification, other employee related expenses are reported under other operating expenses. Total employee expenses equal wages and salaries plus other operating expenses.
(b)	The term fiscal balance is not used by the ABS.

Part 2: Australian Government Financial Statements

Table 15: Australian Government total non-financial public sector balance sheet
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Assets
Financial assets
Cash and deposits	2,834	2,887
Advances paid	23,422	24,550
Investments, loans and placements	99,749	103,155
Other receivables	39,833	37,488
Equity investments	50,407	46,367
Total financial assets	216,245	214,446
Non-financial assets
Land and fixed assets	97,804	99,663
Other non-financial assets	7,449	8,917
Total non-financial assets	105,253	108,581
Total assets	321,498	323,027
Liabilities
Interest bearing liabilities
Deposits held	230	232
Government securities	154,080	157,353
Loans	11,430	13,217
Other borrowing	2,052	1,734
Total interest bearing liabilities	167,792	172,536
Provisions and payables
Superannuation liability	122,874	141,007
Other employee liabilities	11,083	11,792
Other provisions and payables	39,886	42,900
Total provisions and payables	173,843	195,698
Total liabilities	341,635	368,234
Shares and other contributed capital	5,346	5,656
Net worth(a)	-20,137	-45,207
Net financial worth(b)	-125,390	-153,788
Net debt(c)	41,788	41,944
(a)
Under AASB1049, net worth is calculated as total assets minus total liabilities. Under ABS GFS, net worth is calculated as total assets minus total liabilities minus shares and other contributed capital.

(b)
Under AASB1049, net financial worth equals total financial assets minus total liabilities. Under ABS GFS, net financial worth equals total financial assets minus total liabilities, minus shares and other contributed capital.

(c)	Net debt equals the sum of deposits held, government securities, loans and other borrowings, minus the sum of cash and deposits, advances paid, and investments, loans and placements.

Part 2: Australian Government Financial Statements

Table 16: Australian Government total non-financial public sector cash flow statement(a)
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Cash receipts from operating activities
Taxes received	260,711	260,736
Receipts from sales of goods and services	13,715	13,808
Interest receipts	4,539	4,066
Dividends and income tax equivalents	6,717	6,790
Other receipts	4,926	4,957
Total operating receipts	290,609	290,356
Cash payments for operating activities
Payments to employees	-26,168	-25,622
Payments for goods and services	-65,024	-63,835
Grants and subsidies paid	-131,537	-130,553
Interest paid	-6,557	-6,457
Personal benefit payments	-100,620	-100,198
Other payments	-4,107	-4,468
Total operating payments	-334,013	-331,134
Net cash flows from operating activities	-43,404	-40,777
Cash flows from investments in non-financial assets
Sales of non-financial assets	340	324
Purchases of non-financial assets	-12,823	-12,682
Net cash flows from investments in non-financial assets	-12,483	-12,358
Net cash flows from investments in financial assets for policy purposes	-4,916	-4,280
Cash flows from investments in financial assets for liquidity purposes
Increase in investments	8,745	5,142
Net cash flows from investments in financial assets for liquidity purposes	8,745	5,142
Net cash flows from financing activities
Borrowing (net)	46,908	47,328
Other financing (net)	5,395	5,246
Net cash flows from financing activities	52,303	52,574
Net increase/(decrease) in cash held	246	300
Cash at the beginning of the year	2,587	2,587
Cash at the end of the year	2,834	2,887
Net cash from operating activities and investments in non-financial assets	-55,887	-53,135
Distributions paid	0	0
Equals surplus(+)/deficit(-)	-55,887	-53,135
Finance leases and similar arrangements(b)	-1	-25
GFS cash surplus(+)/deficit(-)	-55,888	-53,160
(a)	A positive number denotes a cash inflow; a negative sign denotes a cash outflow.
(b)
The acquisition of assets under finance leases decreases the surplus or increases the deficit. The disposal of assets previously held under finance leases increases the surplus or decrease the deficit.

Part 2: Australian Government Financial Statements

Table 17: Australian Government public financial corporations sector operating statement
2009-10 Outcome $m
Revenue
Current grants and subsidies	97
Sales of goods and services	4,812
Interest income	2,211
Other	79
Total revenue	7,200
Expenses
Gross operating expenses
Wages and salaries(a)	561
Superannuation	53
Depreciation and amortisation	63
Other operating expenses(a)	4,247
Total gross operating expenses	4,924
Interest expenses	982
Other property expenses	6,027
Current transfers
Tax expenses	26
Total current transfers	26
Total expenses	11,960
Net operating balance	-4,760
Other economic flows	-2,896
Comprehensive result - Total change in net worth	-7,656
Net acquisition of non-financial assets
Purchases of non-financial assets	102
less Sales of non-financial assets	1
less Depreciation	68
plus Change in inventories	8
plus Other movements in non-financial assets	5
Total net acquisition of non-financial assets	46
Fiscal balance (Net lending/borrowing)(b)	-4,806
(a)	Consistent with ABS GFS classification, other employee related expenses are reported under other operating expenses. Total employee expenses equal wages and salaries plus other operating expenses.
(b)	The term fiscal balance is not used by the ABS.

Part 2: Australian Government Financial Statements

Table 18: Australian Government public financial corporations sector balance sheet
2009-10 Outcome $m
Assets
Financial assets
Cash and deposits	2,325
Investments, loans and placements	87,827
Other receivables	485
Equity investments	1,086
Total financial assets	91,723
Non-financial assets
Land and other fixed assets	812
Other non-financial assets(a)	96
Total non-financial assets	908
Total assets	92,631
Liabilities
Interest bearing liabilities
Deposits held	69,641
Borrowing	6,966
Total interest bearing liabilities	76,608
Provisions and payables
Other employee liabilities	931
Other provisions and payables(a)	1,992
Total provisions and payables	2,922
Total liabilities	79,530
Shares and other contributed capital	13,101
Net worth(b)	13,101
Net financial worth(c)	12,193
Net debt(d)	-13,544
(a)	Excludes the impact of commercial taxation adjustments.
(b)
Under AASB1049, net worth is calculated as total assets minus total liabilities. Under ABS GFS, net worth is calculated as total assets minus total liabilities minus shares and other contributed capital.

(c)
Under AASB1049, net financial worth equals total financial assets minus total liabilities. Under ABS GFS, net financial worth equals total financial assets minus total liabilities minus shares and other contributed capital.

(d)	Net debt equals the sum of deposits held, advances received and borrowing, minus the sum of cash and deposits, advances paid, and investments, loans and placements.

Part 2: Australian Government Financial Statements

Table 19: Australian Government public financial corporations sector cash flow statement(a)
2009-10 Outcome $m
Cash receipts from operating activities
Receipts from sales of goods and services	4,753
Grants and subsidies received	0
GST input credit receipts	0
Interest receipts	2,742
Other receipts	177
Total operating receipts	7,672
Cash payments for operating activities
Payments to employees	-523
Payment for goods and services	-4,244
Interest paid	-977
GST payments to taxation authority	0
Other payments	-10
Total operating payments	-5,753
Net cash flows from operating activities	1,919
Cash flows from investments in non-financial assets
Sales of non-financial assets	1
Purchases of non-financial assets	-106
Net cash flows from investments in non-financial assets	-105
Net cash flows from investments in financial assets for policy purposes	-159
Cash flows from investments in financial assets for liquidity purposes
Increase in investments	16,456
Net cash flows from investments in financial assets for liquidity purposes	16,456
Net cash flows from financing activities
Advances received (net)	0
Borrowing (net)	317
Deposits received (net)	-13,272
Other financing (net)	678
Distributions paid (net)	-5,277
Net cash flows from financing activities	-17,555
Net increase/(decrease) in cash held	556
Cash at the beginning of the year	1,769
Cash at the end of the year	2,325
Net cash from operating activities and investments in non-financial assets	1,814
Distributions paid	-5,277
Equals surplus(+)/deficit(-)	-3,463
Finance leases and similar arrangements(b)	0
GFS cash surplus(+)/deficit(-)	-3,463
(a)	A positive number denotes a cash inflow; a negative sign denotes a cash outflow.
(b)
The acquisition of assets under finance leases decreases the surplus or increases the deficit. The disposal of assets previously held under finance leases increases the surplus or decreases the deficit.

Part 2: Australian Government Financial Statements

Table 20: Australian Government general government sector purchase of non-financial assets by function
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
General public services	785	1,073
Defence	6,732	7,450
Public order and safety	482	357
Education	58	57
Health	178	131
Social security and welfare	349	379
Housing and community amenities	363	388
Recreation and culture	448	394
Fuel and energy	3	5
Agriculture, forestry and fishing	833	766
Mining, manufacturing and construction	10	8
Transport and communication	62	85
Other economic affairs	547	518
Other purposes	-13	0
Total Government puchases of non-financial assets	10,838	11,610

Part 2: Australian Government Financial Statements

Notes to the general government sector financial statements

Note 1: External reporting standards and accounting policies

The Charter of Budget Honesty Act 1998 (the Charter) requires that the final budget outcome be based on external reporting standards and that departures from applicable external reporting standards be identified.

The major external standards used for final budget outcome reporting purposes are:

•
the Australian Bureau of Statistics’ (ABS) accrual Government Finance Statistics (GFS) publication, Australian System of Government Finance Statistics: Concepts, Sources and Methods, 2005 (cat. no. 5514.0), which in turn is based on the International Monetary Fund (IMF) accrual GFS framework; and

•
Australian Accounting Standards (AAS), being AASB 1049 Whole of Government and General Government Sector Financial Reporting (AASB 1049) and other applicable Australian Equivalents to International Financial Reporting Standards (AEIFRS).

As required by the Charter, the financial statements have been prepared on an accrual basis that complies with both ABS GFS and AAS except for departures disclosed at Note 2.

A more detailed description of the AAS and ABS GFS frameworks, in addition to definitions of key terms used in these frameworks, can be found in Attachment A. Table 22 in Attachment A explains the major differences between the two frameworks. Detailed accounting policies, as required by AAS, are disclosed in the annual consolidated financial statements.

Budget reporting focuses on the general government sector (GGS). The GGS provides public services that are mainly non-market in nature and for the collective consumption of the community, or involve the transfer or redistribution of income. These services are largely financed through taxes and other compulsory levies, user charging and external funding. This sector comprises all government departments, offices and some other bodies. In preparing financial statements for the GGS, all material transactions and balances between entities within the GGS have been eliminated. A list of entities within the GGS, as well as entities within and a description of the public non-financial corporations (PNFC) sector and public financial corporations (PFC) sectors, are disclosed in Table 21 in Attachment A. The statements for the GGS are derived from audit-cleared financial statements for the material agencies.

The Government’s key fiscal aggregates are based on ABS GFS concepts and definitions, including the ABS GFS cash surplus/deficit and the derivation of the underlying cash balance and net financial worth. AASB 1049 requires the disclosure of other ABS GFS fiscal aggregates, including net operating balance, net

Part 2: Australian Government Financial Statements

lending/borrowing (fiscal balance), and net worth. In addition to the ABS GFS aggregates, the Uniform Presentation Framework (UPF) requires net debt and net financial liabilities.

Note 2: Departures from external reporting standards

The Charter requires that departures from applicable external reporting standards be identified. The financial statements depart from the external reporting standards as follows.

General government sector

Departures from ABS GFS

ABS GFS requires that provisions for bad and doubtful debts be excluded from the balance sheet. This treatment has not been adopted in the financial statements or in any reconciliation notes because excluding such provisions would overstate the value of Australian Government assets in the balance sheet. The financial statements currently adopt the AAS treatment for provisions for bad and doubtful debts.

ABS GFS treats coins on issue as a liability and no revenue is recognised. The ABS GFS treatment of circulating coins as a liability has not been adopted in the financial statements or in any reconciliation notes. Instead, the financial statements adopt the AAS treatment for circulating coins. Under this treatment seigniorage revenue is recognised upon the issue of coins and no liability is recorded.

Under ABS GFS, prepayments are classified as financial assets. In accordance with AAS, prepayments have been classified as non-financial assets in the financial statements. This is a classification difference that impacts on net financial worth.

ABS GFS currently requires Special Drawing Rights (SDRs) liabilities to be recorded as a contingent liability. The treatment of SDRs as a contingent liability has not been adopted in the financial statements or any reconciliation notes. The financial statements currently record SDRs as a liability. This is consistent with AAS, and also represents an early adoption of the ABS’ proposed revisions to  GFS in line with revised international standards (see ABS cat. no. 5310.0.55.001 Information Paper: Introduction of revised international standards in ABS economic statistics in 2009). The ABS will be updating its ABS Manual following the update of the IMF GFS Manual 2001.

ABS GFS records defence weapons platforms (DWP) as a non-financial asset on a market value basis (fair value), rather than expensing at time of acquisition. The value used by ABS is consistent with the National Accounts statistical methodology, and represents an early adoption of changes to the System of National Accounts 2008. The ABS GFS treatment of DWP is consistent with AAS, as non-financial assets can be valued at fair value as long as they can be reliably measured, otherwise cost is permissible. DWP are valued at cost in the financial statements, as they have in

Part 2: Australian Government Financial Statements

previous budgets, while the Australian Government ascertains if a relevant and reliable fair value can be sourced.

Under ABS GFS, concessional loans are recognised at their nominal value, that is, they are not discounted to fair (market) value as there is not considered to be a secondary market. ABS GFS treatment has not been adopted for the financial statements. Consistent with AAS, loans issued at below market interest rates or long repayment periods are recorded at fair value (by discounting them by market interest rates). The difference between the nominal value and the fair value of the loan is recorded as an expense. Over the life of the loan the interest earned is recognised at market rates.

ABS GFS requires investments in unlisted public sector entities to be valued based on their net assets. Under AAS investments in public sector investments can be valued at fair value as long as a fair value can be reliably measured, otherwise net assets is permissible. The AAS treatment has been adopted in the financial statements.

Departures from AASB 1049

AAS requires the advances paid to the International Development Association (IDA) and Asian Development Fund (ADF) to be recognised at fair value. Under ABS GFS these advances are recorded at nominal value. The ABS GFS treatment is adopted in the financial statements.

AASB 1049 requires the disclosure of the operating result and its derivation on the face of the operating statement. However, as this aggregate is not used by the Australian Government (and is not required by the UPF), it has been disclosed in Note 13 rather than on the face of the operating statement.

AASB 1049 requires disaggregated information, by ABS GFS function, for expenses and total assets to be disclosed where they are reliably attributable. ABS GFS does not require such information. In accordance with ABS GFS, disaggregated information for expenses and net acquisition of non-financial assets is disclosed in Part 1. In accordance with the UPF, purchases of non-financial assets by function are also disclosed.

AASB 1049 requires AAS measurement of items to be disclosed on the face of the financial statements with reconciliation to the ABS GFS measurement of items, where different, in notes to the financial statements. Reconciliation notes have not been included as they effectively create two measures of the same aggregate.

AASB 1049 requires major variances between original budget estimates and outcomes to be explained. Explanations of variances for the 2009-10 year from the 2009-10 Budget to the Mid-Year Economic and Fiscal Outlook (MYEFO) are disclosed in Part 3 of the Mid-Year Economic and Fiscal Outlook 2009-10. Explanations of variances for the 2009-10 year from MYEFO to the 2010-11 Budget are disclosed in Statement 3 of 2010-11 Budget Paper No. 1, Budget Strategy and Outlook. Explanations of variances from the 2010-11 Budget to the Final Budget Outcome 2009-10 are disclosed in Part 1.

Part 2: Australian Government Financial Statements

All decisions taken between the original budget and MYEFO are disclosed in Appendix A of the Mid-Year Economic and Fiscal Outlook 2009-10. Decisions taken from MYEFO to the 2010-11 Budget are disclosed in 2010-11 Budget Paper No. 2, Budget Measures. In addition, 2010-11 Budget Paper No. 1, Budget Strategy and Outlook contains detailed discussion on the estimates of revenue (Statement 5), expenses (Statement 6) and assets and liabilities (Statement 7).

AASB 1049 also requires the Final Budget Outcome (FBO) and consolidated financial statements (CFS) to be released at the same time. The Charter requires the FBO to be released before the end of three months after the end of the financial year, whereas the CFS is not released until it is audit-cleared, generally around November each year.

Public non-financial corporations (PNFC), public financial corporations (PFC) and total non-financial public sectors (NFPS)

AASB 1049 defines net worth for the PNFC, PFC and NFPS sectors as total assets less total liabilities; however ABS GFS defines net worth as total assets less total liabilities less shares and contributed capital (which is equal to zero for the PNFC and PFC sectors). The net financial worth of these sectors will also be different under AASB 1049 to ABS GFS, where it equals financial assets less total liabilities less shares and contributed capital. The AASB 1049 treatment has been adopted in the PNFC, PFC and NFPS sector financial statements.

The financial statements for the PNFC, PFC and NFPS sectors comply with the UPF but do not include all the line item disclosures required by AASB 1049. Disaggregated outcome notes for the PFC and PNFC sectors will be disclosed in the consolidated financial statements.

Part 2: Australian Government Financial Statements

Note 3: Taxation revenue by type
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Income taxation
Individuals and other withholding taxes
Gross income tax withholding	119,970	119,922
Gross other individuals	28,500	27,287
less Refunds	25,120	24,390
Total individuals and other withholding taxation	123,350	122,820
Fringe benefits tax	3,670	3,523
Company tax	53,650	53,193
Superannuation funds	5,990	6,182
Petroleum resource rent tax	1,480	1,297
Total income taxation revenue	188,140	187,016
Indirect taxation
Sales taxes
Goods and services tax	46,830	46,553
Wine equalisation tax	730	748
Luxury car tax	490	499
Total sales taxes	48,050	47,800
Excise duty
Petrol	6,390	6,339
Diesel	6,840	6,886
Beer	2,030	2,006
Tobacco	5,920	5,652
Other excisable products	3,710	3,665
Of which: Other excisable beverages(a)	860	880
Total excise duty revenue	24,890	24,547
Customs duty
Textiles, clothing and footwear	830	767
Passenger motor vehicles	1,150	1,226
Excise-like goods	2,960	2,826
Other imports	1,130	1,248
less Refunds and drawbacks	240	319
Total customs duty revenue	5,830	5,748
Other indirect taxation
Agricultural levies	371	395
Other taxes	2,248	2,494
Total other indirect taxation revenue	2,619	2,889
Mirror taxes	402	409
less Transfers to States in relation to mirror tax revenue	402	409
Mirror tax revenue	0	0
Total indirect taxation revenue	81,389	80,984
Total taxation revenue	269,529	268,000
Memorandum:
Medicare levy revenue	8,200	8,013
(a)	Other excisable beverages are those not exceeding 10 per cent by volume of alcohol.

Part 2: Australian Government Financial Statements

Note 3(a): Taxation revenue by source
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Taxes on income, profits and capital gains
Income and capital gains levied on individuals	127,040	126,361
Income and capital gains levied on enterprises	61,100	60,654
Total taxes on income, profits and capital gains	188,140	187,016
Taxes on employers' payroll and labour force	450	507
Taxes on the provision of goods and services
Sales/goods and services tax	48,050	47,800
Excises and levies	25,423	25,103
Taxes on international trade	5,830	5,748
Total taxes on the provision of goods and services	79,303	78,651
Other sale of goods and services(a)	1,635	1,826
Total taxation revenue	269,529	268,000
Memorandum:
Medicare levy revenue	8,200	8,013
(a)	Change in description from ‘Taxes on use of goods and performance activities’ to better reflect the nature of the transaction.

Note 4: Sales of goods and services revenue
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Sales of goods	1,232	1,201
Rendering of services	4,306	4,276
Operating lease rental	54	31
Fees from regulatory services	2,106	2,091
Total sales of goods and services revenue	7,699	7,599

Part 2: Australian Government Financial Statements

Note 5: Interest and dividend income
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Interest from other governments
State and Territory debt	15	13
Local Government	0	2
Housing agreements	175	153
Total interest from other governments	190	168
Interest from other sources
Advances	27	30
Deposits	81	107
Bills receivable	6	1
Bank deposits	158	133
Indexation of HELP receivable and other student loans	307	209
Other	3,799	3,782
Total interest from other sources	4,379	4,262
Total interest	4,569	4,430
Dividends
Dividends from other public sector entities	6,270	6,262
Other dividends	1,156	1,396
Total dividends	7,426	7,658
Total interest and dividend income	11,995	12,088

Note 6: Other sources of non-taxation revenue
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Industry contributions	93	220
Royalties	1,311	1,503
Seigniorage	155	146
Other	3,434	3,211
Total other sources of non-taxation revenue	4,993	5,081

Part 2: Australian Government Financial Statements

Note 7: Employee and superannuation expense
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Wages and salaries expenses	17,691	17,108
Other operating expenses
Leave and other entitlements	2,134	2,545
Separations and redundancies	64	138
Workers compensation premiums and claims	556	714
Other	1,599	1,075
Total other operating expenses	4,353	4,471
Superannuation expenses
Superannuation	3,586	3,859
Superannuation interest cost	6,695	6,687
Total superannuation expenses	10,281	10,546
Total employee and superannuation expense	32,325	32,125

Note 8: Depreciation and amortisation expense
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome
Depreciation
Specialist military equipment	2,589	2,718
Buildings	1,099	1,095
Other infrastructure, plant and equipment	1,142	1,129
Heritage and cultural assets	35	50
Total depreciation	4,866	4,992
Total amortisation	664	649
Total depreciation and amortisation expense	5,529	5,641

Note 9: Payment for supply of goods and services
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Supply of goods and services	20,305	18,746
Operating lease rental expenses	2,243	2,740
Personal benefits - indirect	33,820	33,548
Health care payments	4,986	4,925
Other	1,765	1,957
Total payment for supply of goods and services	63,119	61,917

Part 2: Australian Government Financial Statements

Note 10: Interest expense
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Interest on debt
Government securities	6,514	6,303
Loans	4	3
Other	73	67
Total interest on debt	6,591	6,372
Other financing costs	1,394	1,235
Total interest expense	7,985	7,607

Note 11: Current and capital grants expense
	2009-10 Estimate at 2010-11 Budget	2009-10 Outcome
Current grants expense
State and Territory governments	76,938	75,788
Local governments	21	12
Private sector(a)	2,003	3,990
Overseas	3,267	3,280
Non-profit organisations	2,576	3,174
Multi-jurisdictional sector	8,024	8,808
Other(a)	9,323	6,118
Total current grants expense	102,152	101,169
Capital grants expense
Mutually agreed write-downs	2,287	2,127
Other capital grants
State and Territory governments	20,714	20,613
Local governments	874	799
Multi-jurisdictional sector	81	89
Other	386	247
Total capital grants expense	24,342	23,876
Total grants expense	126,495	125,045
(a)	Includes reclassification of some programs between grants to private sector and grants to other since the 2010-11 Budget.

Part 2: Australian Government Financial Statements

Note 12: Personal benefits expense
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Social welfare - assistance to the aged	30,305	30,334
Assistance to veterans and dependants	6,305	6,041
Assistance to people with disabilities	16,062	16,056
Assistance to families with children	29,386	29,429
Assistance to the unemployed	7,016	6,965
Student assistance	3,462	3,413
Other welfare programs	1,461	1,179
Financial and fiscal affairs	266	144
Vocational and industry training	198	74
Other	4,774	4,856
Total personal benefit expense	99,235	98,490

Note 13: Operating result and comprehensive result (total change in net worth)
	2009-10 Estimate at 2010-11 Budget Sm	2009-10 Outcome $m
Opening net worth	19,721	19,721
Opening net worth adjustments(a)	5,400	0
Adjusted opening net worth	25,121	19,721
Net operating balance	-48,907	-46,472
Other economic flows - Included in operating result
Foreign exchange gains	482	1,909
Gains from sale of assets	113	11
Other gains	9,470	4,454
Swap interest revenue	86	86
Net write-down and impairment of assets and fair value losses	-5,190	-7,986
Foreign exchange losses	0	-7
Losses from sale of assets	0	-580
Swap interest expense	-45	-45
Total other economic flows	4,915	-2,157
Operating result(b)	-43,992	-48,630
Other economic flows - other movements in equity(a)(c)	-1,266	-15,940
Comprehensive result	-45,258	-64,569
(a)	Reflects a decrease in the superannuation liability due to the difference in the discount rates used for budget and actual reporting purposes. Refer to Note 18 for further details.
(b)	Operating result under AEIFRS accounting standards.
(c)	Other economic flows not included in the AEIFRS accounting standards operating result.

Part 2: Australian Government Financial Statements

Note 14: Advances paid and receivables
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Advances paid
Loans to State and Territory governments	3,044	3,038
Higher Education Loan Program	12,411	13,709
Student Financial Supplement Scheme	759	763
Other	7,549	7,355
less Provision for doubtful debts	340	314
Total advances paid	23,422	24,550
Other receivables
Goods and services receivable	930	837
Recoveries of benefit payments	2,812	3,156
Taxes receivable	19,493	16,179
Other	18,660	20,209
less Provision for doubtful debts	2,871	3,232
Total other receivables	39,024	37,149

Note 15: Investments, loans and placements
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Investments - deposits	30,704	33,345
IMF quota	5,659	5,601
Other	62,925	63,963
Total investments, loans and placements	99,288	102,910

Part 2: Australian Government Financial Statements

Note 16: Total non-financial assets
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome
Land and buildings
Land	8,349	8,562
Buildings	20,667	21,437
Total land and buildings	29,016	29,999
Plant, equipment and infrastructure
Specialist military equipment	35,968	36,356
Other	10,734	11,341
Total plant, equipment and infrastructure	46,702	47,697
Inventories
Inventories held for sale	721	704
Inventories not held for sale	5,892	5,825
Total inventories	6,613	6,529
Intangibles
Computer software	2,723	2,735
Other	1,400	1,298
Total intangibles	4,123	4,032
Total investment properties	182	504
Total biological assets	32	119
Total heritage and cultural assets	9,091	9,367
Total assets held for sale	158	151
Other non-financial assets
Prepayments	2,226	2,683
Other	230	149
Total other non-financial assets	2,456	2,832
Total non-financial assets	98,372	101,230

Note 17: Loans
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Promissory notes	4,848	4,895
Special drawing rights	5,391	5,454
Other	1,191	2,867
Total loans	11,430	13,217

Part 2: Australian Government Financial Statements

Note 18: Employee and superannuation liabilities
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Total superannuation liability(a)	122,874	141,007
Other employee liabilities
Leave and other entitlements	5,936	6,250
Accrued salaries and wages	253	241
Workers compensation claims	1,633	1,676
Separations and redundancies	53	71
Workers compensation premiums	0	0
Other	1,999	2,196
Total other employee liabilities	9,874	10,434
Total employee and superannuation liabilities	132,748	151,441
(a)
For budget reporting purposes, a discount rate applied by actuaries in preparing Long Term Cost Reports is used to value the superannuation liability. This reduces the volatility in reported liabilities that would occur from year to year if the long-term government bond rate were used. Consistent with Australian Accounting Standards, the long-term government bond rate as at 30 June is used to calculate the superannuation liability for the purpose of actuals reporting.

Note 19: Provisions and payables
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome
Suppliers payable
Trade creditors	3,885	3,534
Operating lease rental payable	152	173
Other creditors	326	2,065
Total suppliers payable	4,363	5,772
Total personal benefits provisions and payable	12,651	12,832
Total subsidies provisions and payable	1,897	1,792
Grants provisions and payable
State and Territory governments	559	473
Non-profit organisations	110	154
Private sector	337	490
Overseas	761	844
Local governments	13	27
Other	5,282	5,933
Total grants provisions and payable	7,062	7,920
Other provisions and payables
Provisions for tax refunds	1,833	2,559
Other	10,577	10,703
Total other provisions and payables	12,410	13,262

Part 2: Australian Government Financial Statements

Note 20: Reconciliation of cash
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Operating balance (revenues less expenses)	-48,907	-46,472
less Revenues not providing cash
Other	781	755
Total revenues not providing cash	781	755
plus Expenses not requiring cash
Increase/(decrease) in employee entitlements	5,301	5,444
Depreciation/amortisation expense	5,529	5,641
Mutually agreed write-downs	2,287	2,127
Other	1,040	859
Total expenses not requiring cash	14,157	14,071
plus Cash provided / (used) by working capital items
Decrease / (increase) in inventories	-554	-699
Decrease / (increase) in receivables	-8,791	-8,259
Decrease / (increase) in other financial assets	-549	-89
Decrease / (increase) in other non-financial assets	486	-89
Increase / (decrease) in benefits, subsidies and grants payable	-1,103	-633
Increase / (decrease) in suppliers' liabilities	468	143
Increase / (decrease) in other provisions and payables	1,853	1,467
Net cash provided / (used) by working capital	-8,190	-8,158
equals (Net cash from/(to) operating activities)	-43,720	-41,315
plus (Net cash from/(to) investing activities)	-7,734	-10,026
Net cash from operating activities and investment	-51,453	-51,340
plus (Net cash from/(to) financing activities)	51,827	51,552
equals Net increase/(decrease) in cash	374	211
Cash at the beginning of the year	1,654	1,654
Net increase/(decrease) in cash	374	211
Cash at the end of the year	2,027	1,865

Part 2: Australian Government Financial Statements

Note 20(a): Consolidated Revenue Fund
	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Total general government sector cash	2,027	1,865
less CAC Agency cash balances	1,351	1,423
plus Special public monies	231	271
Balance of Consolidated Revenue Fund at 30 June	907	713

The cash balances reflected in the balance sheet for the Australian Government GGS (Table 9) include the reported cash balances controlled and administered by Australian Government agencies subject to the Financial Management and Accountability Act 1997 and the reported cash balances controlled and administered by entities, subject to the Commonwealth Authorities and Companies Act 1997 (CAC Act), that implement public policy through the provision of primarily non-market services.

Revenues or monies raised by the Executive Government automatically form part of the Consolidated Revenue Fund by force of section 81 of the Australian Constitution. For practical purposes, total Australian Government GGS cash, less cash controlled and administered by CAC Act entities, plus special public monies represents the Consolidated Revenue Fund referred to in section 81 of the Australian Constitution. On this basis, the balance of the Consolidated Revenue Fund is shown above.

Part 2: Australian Government Financial Statements

Attachment A

Financial reporting standards and budget concepts

The Charter of Budget Honesty Act 1998 (the Charter) requires the final budget outcome (FBO) to be based on external reporting standards.

The Government has produced a single set of financial statements that comply with both ABS GFS and AAS, meeting the requirement of the Charter, with departures disclosed. The financial statements for the Final Budget Outcome 2009-10 have been prepared on a basis consistent with the 2010-11 Budget. This enables comparison of the 2009-10 revised estimates published at the 2010-11 Budget and the outcome. The statements reflect the Government’s accounting policy that ABS GFS remains the basis of budget accounting policy, except where the Government applies AAS because it provides a better conceptual basis for presenting information of relevance to users of public sector financial reports.

AASB 1049 and the Accrual Uniform Presentation Framework (UPF) also provide a basis for reporting of public non-financial corporations (PNFC) and public financial corporations (PFC) sectors and the total non-financial public sector (NFPS).

General Government Sector Financial Reporting (AASB 1049)

The final budget outcome primarily focuses on the financial performance and position of the GGS. The ABS defines the GGS as providing public services which are mainly non-market in nature, mainly for the collective consumption of the community, involving the transfer or redistribution of income and financed mainly through taxes and other compulsory levies. Pursuant to AAS, the GGS has recently been recognised as a reporting entity.

AASB 1049 history and conceptual framework

The AASB released AASB 1049 for application from the 2008-09 financial year. AASB 1049 attempts to ‘harmonise’ ABS GFS and AAS.

The reporting framework for AASB 1049 requires the preparation of accrual-based general purpose financial reports, showing government assets, liabilities, revenue, expenses and cash flows. GGS reporting under AASB 1049 aims to provide users with information about the stewardship of each government in relation to its GGS and accountability for the resources entrusted to it; information about the financial position, performance and cash flows of each government’s GGS; and information that facilitates assessments of the macroeconomic impact. While AASB 1049 provides a basis for whole-of-government and GGS outcome reporting (including the PNFC and PFC sectors), budget reporting and budget outcome reporting focuses on the GGS.

Part 2: Australian Government Financial Statements

There are three main general purpose statements that must be prepared in accordance with ABS GFS and AASB 1049. These are:

•	an operating statement, including other economic flows, which shows net operating balance and net lending/borrowing (fiscal balance);

	—	to allow the presentation of a single set of financial statements in accordance with AASB 1049 the ABS GFS statement of other economic flows has been incorporated into the operating statement;

•	a balance sheet, which also shows net worth, net financial worth and net financial liabilities; and

•	a cash flow statement, which includes the calculation of the underlying cash balance.

In addition to these general purpose statements, notes to the financial statements are required. These notes include a summary of accounting policies, disaggregated information and other disclosures required by AAS. A full set of notes and other disclosures required by AAS are included in the annual consolidated financial statements.

All financial data presented in the financial statements are recorded as either stocks (assets and liabilities) or flows (classified as either transactions or other economic flows). Transactions result from a mutually agreed interaction between economic entities. Despite their compulsory nature, taxes are transactions deemed to occur by mutual agreement between the government and the taxpayer. Transactions that increase or decrease net worth (assets less liabilities) are reported as revenues and expenses respectively in the operating statement.1

A change to the value or volume of an asset or liability that does not result from a transaction is an other economic flow. This can include changes in values from market prices, most actuarial valuations, exchange rates and changes in volumes from discoveries, depletion and destruction. All other economic flows are reported in the operating statement.

Consistent with the ABS GFS framework, and in general AAS, the financial statements record flows in the period in which they occur. As a result, prior period outcomes may be revised for classification changes relating to information that could reasonably have been expected to be known in the past, is material in at least one of the affected periods and can be reliably assigned to the relevant period(s).

_____________________

1
Not all transactions impact on net worth. For example, transactions in financial assets and liabilities do not impact on net worth as they represent the swapping of assets and liabilities on the balance sheet.

Part 2: Australian Government Financial Statements

Operating statement

The operating statement presents details of transactions in revenues, expenses, the net acquisition of non-financial assets (net capital investment) and other economic flows for an accounting period.

Revenues arise from transactions that increase net worth and expenses arise from transactions that decrease net worth. Revenues less expenses gives the net operating balance. The net operating balance is similar to the National Accounts concept of government saving plus capital transfers.

The net acquisition of non-financial assets (net capital investment) measures the change in the Australian Government’s stock of non-financial assets owing to transactions. As such, it measures the net effect of purchases, sales and consumption (for example, depreciation of fixed assets and use of inventory) of non-financial assets during an accounting period.

Net acquisition of non-financial assets equals gross fixed capital formation, less depreciation, plus changes (investment) in inventories, plus other transactions in non-financial assets.

Other economic flows are presented in the operating statement and outline changes in net worth that are driven by economic flows other than revenues and expenses. Revenues, expenses and other economic flows sum to the total change in net worth during a period. The majority of other economic flows for the Australian Government GGS arise from price movements in its assets and liabilities.

Fiscal balance

The fiscal balance (or net lending/borrowing) is the net operating balance less net capital investment. Thus, the fiscal balance includes the impact of net expenditure (effectively purchases less sales) on non-financial assets rather than consumption (depreciation) of non-financial assets. 2

The fiscal balance measures the Australian Government’s investment-saving balance. It measures in accrual terms the gap between government savings plus net capital transfers, and investment in non-financial assets. As such, it approximates the contribution of the Australian Government GGS to the balance on the current account in the balance of payments.

_____________________

2
The net operating balance includes consumption of non-financial assets because depreciation is an expense. Depreciation also forms part of net capital investment, which (in the calculation of fiscal balance) offsets the inclusion of depreciation in the net operating balance.

Part 2: Australian Government Financial Statements

Balance sheet

The balance sheet shows stocks of assets, liabilities and net worth. In accordance with the UPF, net debt, net financial worth and net financial liabilities are also reported in the balance sheet.

Net worth

The net worth of the GGS, PNFC and PFC sectors are defined as assets less liabilities. This differs from the ABS GFS definition for the PNFC and PFC sectors where net worth is defined as assets less liabilities less shares and other contributed capital. Net worth is an economic measure of wealth, reflecting the Australian Government’s contribution to the wealth of Australia.

Net financial worth

Net financial worth measures a government’s net holdings of financial assets. It is calculated from the balance sheet as financial assets minus liabilities. This differs from the ABS GFS definition of net financial worth for the PNFC and PFC sectors, defined as financial assets less liabilities less shares less other contributed capital. Net financial worth is a broader measure than net debt, in that it incorporates provisions made (such as superannuation) as well as holdings of equity. Net financial worth includes all classes of financial assets and all liabilities, only some of which are included in net debt. As non-financial assets are excluded from net financial worth, this is a narrower measure than net worth. However, it avoids the concerns inherent with the net worth measure relating to the valuation of non-financial assets and their availability to offset liabilities.

Net financial liabilities

Net financial liabilities comprises total liabilities less financial assets but excludes equity investments in the other sectors of the jurisdiction. Net financial liabilities is a more accurate indicator than net debt of a jurisdiction’s fiscal position as it includes substantial non-debt liabilities such as accrued superannuation and long service leave entitlements. Excluding the net worth of other sectors of governments results in a purer measure of financial worth than net financial worth as, in general, the net worth of other sectors of government, in particular the PNFC sector, is backed up by physical assets.

Net debt

Net debt is the sum of selected financial liabilities (deposits held; advances received; government securities, loans, and other borrowings) less the sum of selected financial assets (cash and deposits; advances paid; and investments, loans and placements).3

_____________________

3
Financial assets are defined as cash, an equity instrument of another entity, a contractual right to receive cash or financial asset, and a contract that will or may be settled in the entity’s own equity instruments.

Part 2: Australian Government Financial Statements

Net debt does not include superannuation related liabilities. Net debt is a common measure of the strength of a government’s financial position. High levels of net debt impose a call on future revenue flows to service that debt.

Cash flow statement

The cash flow statement identifies how cash is generated and applied in a single accounting period. The cash flow statement reflects a cash basis of recording (rather than an accrual basis) where information is derived indirectly from underlying accrual transactions and movements in balances. This, in effect, means that transactions are captured when cash is received or when cash payments are made. Cash transactions are specifically identified because cash management is considered an integral function of accrual budgeting.

Underlying cash balance

The underlying cash balance plus Future Fund earnings (ABS GFS cash surplus/deficit) is the cash counterpart of the fiscal balance, reflecting the Australian Government’s cash investment-saving balance. This measure is conceptually equivalent under the current accrual framework and the previous cash framework. For the GGS, the underlying cash balance is calculated as shown below.

Net cash flows from operating activities
plus
Net cash flows from investments in non-financial assets
less
Net acquisitions of assets acquired under finance leases and similar arrangements4 equals
ABS GFS cash surplus/deficit
less
Future Fund earnings
equals
Underlying cash balance

The Government is reporting the underlying cash balance net of Future Fund earnings from 2005-06 onwards because the earnings will be reinvested to meet future superannuation payments and are therefore not available for current spending. However, Future Fund earnings are included in the fiscal balance because

_____________________

4
The underlying cash balance treats the acquisition and disposal of non-financial assets in the same manner regardless of whether they occur by purchase/sale or finance lease —acquisitions reduce the underlying cash balance and disposals increase the underlying cash balance. However, finance leases do not generate cash flows at the time of acquisition or disposal equivalent to the value of the asset. As such, net acquisitions of assets under finance leases are not shown in the body of the cash flow statement but are reported as a supplementary item for the calculation of the underlying cash balance.

Part 2: Australian Government Financial Statements

superannuation expenses relating to future cash payments are recorded in the fiscal balance estimates.

Expected Future Fund earnings are separately identified in the Australian Government GGS cash flow statement in Table 10 of this statement and the historic tables in Appendix B.

Headline cash balance

The headline cash balance is calculated by adding net cash flows from investments in financial assets for policy purposes and Future Fund earnings to the underlying cash balance.

Cash flows from investments in financial assets for policy purposes include equity transactions and net advances.5 Equity transactions include equity injections into controlled businesses and privatisations of government businesses. Net advances include net loans to the States, net loans to students under the Higher Education Loan Program (HELP), and contributions to international organisations that increase the Australian Government’s financial assets.

Sectoral classifications

To assist in analysing the public sector, data are presented by institutional sector as shown in Figure 1. ABS GFS defines the GGS and the PNFC and PFC sectors. In accordance with the ABS GFS, AASB 1049 has also adopted this sectoral reporting.

_____________________

5	Cash flows from investments in financial assets for policy purposes were called net advances under the cash budgeting framework.

Part 2: Australian Government Financial Statements

Figure 1: Institutional structure of the public sector

Part 2: Australian Government Financial Statements

Table 21: Entities within the sectoral classifications
General government sector entities
Agriculture, Fisheries and Forestry Portfolio

Australian Fisheries Management Authority, Australian Pesticides and Veterinary Medicines Authority, Australian Wine and Brandy Corporation, Cotton Research and Development Corporation, Department of Agriculture, Fisheries and Forestry, Fisheries Research and Development Corporation, Grains Research and Development Corporation, Grape and Wine Research and Development Corporation, Land and Water Australia6 Rural Industries Research and Development Corporation, Sugar Research and Development Corporation, Wheat Exports Australia

Attorney-General’s Portfolio

Administrative Appeals Tribunal, Attorney-General’s Department, Australian Commission for Law Enforcement Integrity, Australian Crime Commission, Australian Customs and Border Protection Service, Australian Federal Police, Australian Human Rights Commission, Australian Institute of Criminology, Australian Law Reform Commission, Australian Security Intelligence Organisation, Australian Transaction Reports and Analysis Centre (AUSTRAC), Criminology Research Council, CrimTrac Agency, Family Court of Australia, Federal Court of Australia, Federal Magistrates Court of Australia, High Court of Australia, Insolvency and Trustee Service Australia, National Capital Authority, National Native Title Tribunal, Office of Parliamentary Counsel, Office of the Commonwealth Director of Public Prosecutions

Broadband, Communications and the Digital Economy Portfolio

Australian Broadcasting Corporation, Australian Communications and Media Authority, Department of Broadband, Communications and the Digital Economy, Special Broadcasting Service Corporation

Climate Change and Energy Efficiency Australian Carbon Trust Limited, Department of Climate Change and Energy Efficiency, Office of the Renewable Energy Regulator
Defence Portfolio

AAF Company, Army and Air Force Canteen Service, Australian Military Forces Relief Trust Fund, Australian Strategic Policy Institute Limited, Australian War Memorial, Defence Housing Australia, Defence Materiel Organisation, Department of Defence, Department of Veterans’ Affairs, RAAF Welfare Recreational Company, Royal Australian Air Force Veterans’ Residences Trust Fund, Royal Australian Air Force Welfare Trust Fund, Royal Australian Navy Central Canteens Board, Royal Australian Navy Relief Trust Fund

_____________________

6	This entity was wound up during 2009-10.

Part 2: Australian Government Financial Statements

Table 21: Entities within the sectoral classifications (continued)
General government sector entities (continued)
Education, Employment and Workplace Relations Portfolio

Australian Curriculum, Assessment and Reporting Authority, Australian Industrial Registry7, Comcare, Department of Education, Employment and Workplace Relations, Fair Work Australia, Office of the Australian Building and Construction Commissioner, Office of Fair Work Ombudsman, Safe Work Australia , Seafarers Safety, Rehabilitation and Compensation Authority (Seacare Authority), Australian Institute for Teaching and School Leadership Limited, Australian Learning and Teaching Council Limited, Workplace Authority8

Environment, Water, Heritage and the Arts Portfolio

Australia Business Arts Foundation Ltd, Australia Council, Australian Film, Television and Radio School, Australian National Maritime Museum, Bundanon Trust, Bureau of Meteorology, Department of Environment, Water, Heritage and the Arts, Director of National Parks, Great Barrier Reef Marine Park Authority, Murray-Darling Basin Authority, National Film and Sound Archive, National Gallery of Australia, National Library of Australia, National Museum of Australia, National Water Commission, Screen Australia, Sydney Harbour Federation Trust

Family, Housing, Community Services and Indigenous Affairs Portfolio

Aboriginal Hostels Limited, Anindilyakwa Land Council, Central Land Council, Department of Families, Housing, Community Services and Indigenous Affairs, Equal Opportunity for Women in the Workplace Agency, Indigenous Business Australia, Indigenous Land Corporation, Northern Land Council, Outback Stores Pty Ltd, Tiwi Land Council, Torres Strait Regional Authority, Wreck Bay Aboriginal Community Council

Finance and Deregulation Portfolio

Australian Electoral Commission, Australian Reward Investment Alliance, Comsuper, Department of Finance and Deregulation, Future Fund Management Agency, Tuggeranong Office Park Pty Limited

Foreign Affairs and Trade Portfolio

AusAID, Australian Centre for International Agricultural Research, Australian Secret Intelligence Service, Australian Trade Commission, Department of Foreign Affairs and Trade, Export Finance and Insurance Corporation National Interest Account

_____________________

7	This entity was wound up during 2009-10.
8	This entity was wound up during 2009-10.

Part 2: Australian Government Financial Statements

Table 21: Entities within the sectoral classifications (continued)
General government sector entities (continued)
Health and Ageing Portfolio

Aged Care Standards and Accreditation Agency Ltd, Australian Institute of Health and Welfare, Australian Organ and Tissue Donation and Transplantation Authority, Australian Radiation Protection and Nuclear Safety Agency, Australian Sports Anti-Doping Authority, Australian Sports Commission, Australian Sports Foundation Limited, Cancer Australia, Department of Health and Ageing, Food Standards Australia New Zealand, Health Workforce Australia, General Practice Education and Training Limited, National Blood Authority, National Breast and Ovarian Cancer Centre, National Health and Medical Research Council, Private Health Insurance Administration Council, Private Health Insurance Ombudsman, Professional Services Review Scheme

Human Services Portfolio Centrelink (Commonwealth Service Delivery Agency), Department of Human Services, Medicare Australia
Immigration and Citizenship Portfolio Department of Immigration and Citizenship, Migration Review Tribunal and Refugee Review Tribunal
Infrastructure, Transport, Regional Development and Local Government Portfolio

Australian Maritime Safety Authority, Australian Transport Safety Bureau, Civil Aviation Safety Authority, Department of Infrastructure, Transport, Regional Development and Local Government

Innovation, Industry, Science and Research Portfolio

Australian Institute of Aboriginal and Torres Strait Islander Studies, Australian Institute of Marine Science, Australian Nuclear Science and Technology Organisation, Australian Research Council, Commonwealth Scientific and Industrial Research Organisation, Department of Innovation, Industry, Science and Research, IIF Bio Ventures Pty Limited, IIF (CM) Investments Pty Limited, IIF Foundation Pty Limited, IIF Investments Pty Limited, IIF Neo Pty Limited, IP Australia

Prime Minister and Cabinet Portfolio

Australian Institute of Family Studies, Australian National Audit Office, Australian Public Service Commission, Department of the Prime Minister and Cabinet, National Archives of Australia, National Australia Day Council Limited, Office of the Commonwealth Ombudsman, Office of National Assessments, Office of the Inspector-General of Intelligence and Security, Office of the Official Secretary to the Governor-General, Office of the Privacy Commissioner, Old Parliament House

Part 2: Australian Government Financial Statements

Table 21: Entities within the sectoral classifications (continued)
General government sector entities (continued)
Resources, Energy and Tourism Portfolio

Australian Solar Institute Limited, Department of Resources, Energy and Tourism, Geoscience Australia, National Offshore Petroleum Safety Authority, Tourism Australia

Treasury Portfolio

Australian Bureau of Statistics, Australian Competition and Consumer Commission, Australian Office of Financial Management, Australian Prudential Regulation Authority, Australian Securities and Investments Commission, Australian Taxation Office, Commonwealth Grants Commission, Corporations and Markets Advisory Committee, Department of the Treasury, Inspector-General of Taxation, National Competition Council, Office of the Auditing and Assurance Standards Board, Office of the Australian Accounting Standards Board, Productivity Commission, Royal Australian Mint

Parliamentary Departments Department of Parliamentary Services, Department of the House of Representatives, Department of the Senate
Public financial corporations
Education, Employment and Workplace Relations Portfolio
Coal Mining Industry (Long Service Leave Funding) Corporation

Finance and Deregulation Portfolio
Australian Industry Development Corporation, Medibank Private Ltd

Foreign Affairs and Trade Portfolio
Export Finance and Insurance Corporation

Treasury Portfolio
Australian Reinsurance Pool Corporation, Reserve Bank of Australia

Part 2: Australian Government Financial Statements

Table 21: Entities within the sectoral classifications (continued)
Public non-financial corporations
Attorney-General’s Portfolio
Australian Government Solicitor

Broadband, Communications and the Digital Economy Portfolio
Australian Postal Corporation, NBN Co Ltd

Finance and Deregulation Portfolio
Albury-Wodonga Development Corporation, Australian River Co. Ltd, ASC Pty Ltd, Australian Technology Group Ltd9

Human Services Portfolio
Australian Hearing Services

Infrastructure, Transport, Regional Development and Local Government Portfolio
Airservices Australia, Australian Rail Track Corporation Ltd

_____________________

9	This entity was wound up during 2009-10.

Part 2: Australian Government Financial Statements

Differences between ABS GFS and AAS framework (AASB 1049)

AASB 1049 has adopted the AAS conceptual framework and principles for the recognition of assets, liabilities, revenues, expenses and their presentation, measurement and disclosure. In addition, AASB 1049 has broadly adopted the ABS GFS conceptual framework for presenting government financial statements. In particular, AASB 1049 requires the GGS to prepare a separate set of financial statements, over-riding AASB 127 Consolidated and Separate Financial Statements. AASB 1049 also follows ABS GFS by requiring changes in net worth to be split into either transaction or ‘other economic flow’ and for this to be presented in a single operating statement. AASB 1049 is therefore broadly consistent with international statistical standards (SNA93) and the International Monetary Fund’s (IMF) Government Finance Statistics Manual 2001).10

Some of the major differences between AASB 1049 and the ABS GFS treatments of transactions are outlined in Table 22. Further information on the differences between the two systems is provided in the ABS publication Australian System of Government Finance Statistics: Concepts, Sources and Methods, 2005 (cat. no. 5514.0).

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10
Additional information on the Australian accrual GFS framework is available in the ABS publication Australian System of Government Finance Statistics: Concepts, Sources and Methods, 2005 (cat. no. 5514.0).

Part 2: Australian Government Financial Statements

Table 22: Major differences between AAS and ABS GFS

Issue	AAS treatment	ABS GFS treatment	Treatment adopted
Acquisition of defence weapons platforms
Treated as capital expenditure. Defence weapons platforms appear as an asset on the balance sheet. Depreciation expense on assets is recorded in the operating statement. AASB 1049 requires cost to be used where fair value of assets cannot be reliably measured.
		ABS has updated its treatment in its GFS reports to record DWP as a non-financial asset on a market value basis. This represents an early adoption of changes to the System of National accounts.	AAS valuation
Circulating coins — seigniorage	The profit between the cost and sale of circulating coin (seigniorage) is treated as revenue.	Circulating coin is treated as a liability, and the cost of producing the coins is treated as an expense.	AAS
Special Drawing Rights (SDRs)	SDRs currency issued by the International Monetary Fund (IMF) is treated as a liability.	SDR currency issued by the IMF is treated as a contingent liability. ABS is expected to update its treatment and will align with AAS	AAS, early adoption of ABS GFS
Provisions for bad and doubtful debts	Treated as part of operating expenses and included in the balance sheet as an offset to assets.	Creating provisions is not considered an economic event and therefore not considered to be an expense or reflected in the balance sheet.	AAS
Advances to IDA/ADF	Recorded at fair value in the balance sheet.	Recorded at nominal value in balance sheet.	ABS GFS
Concessional loans	Discounts concessional loans by a market rate of a similar instrument.	Does not discount concessional loans as no secondary market is considered to exist.	AAS
Investment in Other Public Sector Entities	Valued at fair value in the balance sheet as long as it can be reliably measured, otherwise net assets is permissible.	Unlisted entities valued based on their net assets in the balance sheet.	AAS valuation
Fiscal aggregates differences
Finance leases	Does not deduct finance leases in the derivation of the cash surplus/deficit.	Deducts finance leases in the derivation of the cash surplus/deficit.	Both are disclosed
Net worth of PNFC and PFC sectors	Calculated as assets less liabilities.	Calculated as assets less liabilities less shares and other contributed capital.	AAS
Classification difference
Prepayments	Treated as a non-financial asset.	Treated as a financial asset.	AAS

Part 2: Australian Government Financial Statements

Attachment B

Australian Loan Council Allocation

Under Loan Council arrangements, every year the Australian Government and each State and Territory government nominate a Loan Council Allocation (LCA). A jurisdiction's LCA incorporates:

•
the estimated non-financial public sector GFS cash surplus/deficit (made up from the balances of the general government and public non-financial corporations sectors and total non-financial public sector acquisitions under finance leases and similar arrangements);

•	net cash flows from investments in financial assets for policy purposes; and

•	memorandum items, which involve transactions that are not formally borrowings but nevertheless have many of the characteristics of borrowings.

LCA nominations are considered by the Loan Council, having regard to each jurisdiction's fiscal position and infrastructure requirements, as well as the macroeconomic implications of the aggregate figure.

As set out in Table 23, the Australian Government's 2009-10 LCA final budget outcome is a $56,942 million deficit. This compares with the Australian Government's 2009-10 LCA Budget estimate of a $60,965 million deficit.

A tolerance limit of 2 per cent of non-financial public sector receipts applies between the LCA Budget estimate and the outcome. Tolerance limits recognise that LCAs are nominated at an early stage of the Budget process and may change as a result of policy and parameter changes. The Australian Government's 2009-10 LCA final budget outcome does not exceed the 2 per cent tolerance limit.

Part 2: Australian Government Financial Statements

Table 23: Australian Government Loan Council Allocation
	2009-10 Budget Estimate $m	2009-10 Outcome $m
GG sector cash surplus(-)/deficit(+)	54,660	52,213
PNFC sector cash surplus(-)/deficit(+)	2,258	922
NFPS cash surplus(-)/deficit(+)(a)	56,918	53,135
Acquisitions under finance leases and similar arrangements	1	25
equals ABS GFS cash surplus(-)/deficit(+)	56,919	53,160
minus Net cash flows from investments in financial assets for policy purposes(b)	-5,089	-4,280
plus Memorandum items(c)	-1,043	-499
Loan Council Allocation	60,965	56,942
(a)	May not directly equate to the sum of the GG sector and the PNFC sector cash surplus/deficit due to intersectoral transfers which are netted out.
(b)
Net cash flows from investments in financial assets for policy purposes are displayed with the same sign as which they are reported in cash flow statements. Such transactions involve the transfer or exchange of a financial asset and are not included within the cash deficit/surplus. However, the cash flow from investments in financial assets for policy purposes has implications for a government's call on financial markets.

(c)
For the Commonwealth's Loan Council Allocation outcome, memorandum items include the change in net present value (NPV) of operating leases (with NPV greater than $5 million) and the over funding of superannuation.

Part 3: Australia’s Federal Relations

This part provides information on payments for specific purposes and general revenue assistance, including GST payments, provided to the States and Territories (the States).

The current framework for federal financial relations under the Intergovernmental Agreement on Federal Financial Relations (Intergovernmental Agreement), introduced on 1 January 2009, provides a strong foundation for COAG to pursue economic and social reforms to underpin growth, prosperity and wellbeing into the future.

Significant progress has been made in implementing the framework, with the institutional arrangements well established, payment arrangements bedded down and performance reporting well underway.

Over 2009-10, fiscal stimulus payments to the States made under the framework, including for the Nation Building and Jobs Plan and the First Home Owners Boost, have supported the recovery of the economy from the global recession.

More detailed information on the Intergovernmental Agreement is provided in Budget Paper No. 3, Australia’s Federal Relations 2010-11.

Overview of payments to the States

The States receive significant financial support from the Commonwealth. In 2009-10, the Commonwealth provided the States with payments for specific purposes of $52.5 billion and general revenue assistance, including GST payments, of $44.7 billion, totalling $97.2 billion, as shown in Table 24. This represents a 15.7 per cent increase compared with 2008-09.

Table 24: Commonwealth payments to the States, 2009-10
$million	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
Payments for specific purposes	16,417	11,773	11,138	5,449	4,568	1,391	733	1,052	52,520
General revenue assistance	13,271	9,937	8,077	4,410	4,050	1,615	925	2,407	44,693
Total payments to the States	29,689	21,710	19,214	9,859	8,618	3,006	1,658	3,458	97,213

Part 3: Australia's Federal Relations

Payments for specific purposes

The Commonwealth provides payments to and through the States for specific purposes in order to pursue policy objectives in areas that may be administered by the States and local governments. Payments to the States for specific purposes constituted a significant proportion of Commonwealth expenditure — 15.5 per cent of total Commonwealth expenditure in 2009-10.

These payments cover most functional areas of state and local government activity — including health, education, community services, housing, infrastructure and environment.

National Specific Purpose Payments and National Partnership payments

Under the Intergovernmental Agreement, many payments for specific purposes were rationalised into one of the five National SPPs. These National SPPs are the primary way that the Commonwealth supports the States’ efforts in delivering services in the major sectors of health, schools, skills and workforce development, disability services and affordable housing.

The National SPPs are distributed among the States according to population shares based on the Australian Statistician’s determination of States’ population shares as at 31 December of each financial year. In recognition that distributing National SPPs according to population shares would result in a shift in payment shares, this method of distribution is being phased in over five years from 2009-10.

•	In the case of the government schools component of the National Schools SPP, the relevant population is each State’s share of full-time equivalent student enrolments in government schools.

In addition to National SPPs, the Commonwealth provides National Partnership payments to the States to support the delivery of specific projects (project payments), to facilitate reforms (facilitation payments), or to reward those jurisdictions that deliver on nationally significant reforms (reward payments). Previous payments for specific purposes that were not rolled into the National SPPs have become National Partnership project payments where they support national objectives and provide a financial contribution to the States to deliver specific projects.

In 2009-10, the States received $52.5 billion in payments for specific purposes, an increase of 26.1 per cent compared with the $41.7 billion the States received in 2008-09. Total payments for specific purposes, including National SPPs and National Partnership payments are shown in Table 25.

Part 3: Australia's Federal Relations

Table 25: Payments for specific purposes to the States, 2009-10
$million	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
Health
National Healthcare SPP	3,711	2,711	2,206	1,136	920	246	149	146	11,224
National Partnerships	260	160	173	86	63	49	16	44	850
Education
National Schools SPP	3,113	2,425	1,927	991	757	227	172	139	9,750
National Skills and Workforce
Development SPP	439	326	255	132	99	31	23	14	1,318
National Partnerships	3,384	2,545	2,169	1,232	968	308	152	227	10,986
Community services
National Disability SPP	302	208	172	78	93	28	13	10	904
National Partnerships	471	389	338	149	131	42	17	48	1,585
Housing
National Affordable Housing SPP	380	266	235	125	95	34	26	42	1,203
National Partnerships	1,833	1,316	1,023	779	491	128	92	186	5,847
Infrastructure
National Partnerships	1,585	776	2,079	445	543	193	22	146	5,789
Environment
National Partnerships	53	59	31	39	204	27	1	11	426
Contingent
National Partnerships	195	68	96	..	47	4	-	3	412
Other
National Partnerships	68	59	46	27	20	9	9	9	246
Local government payments	624	465	389	232	135	64	42	28	1,980
Total payments for specific purposes	16,417	11,773	11,138	5,449	4,568	1,391	733	1,052	52,520

Financial assistance grants to local governments

The Commonwealth provided $1.95 billion in financial assistance grants to local governments in 2009-10. Table 26 provides details of these grants, which are provided to the States to be distributed to local governments in each State. An analogous payment is made to the Australian Capital Territory.

Financial assistance grants are increased annually on the basis of an escalation factor determined each year by the Treasurer.

In the 2009-10 Budget, the Commonwealth decided to make the first quarter financial assistance grants payment for 2009-10 in the 2008-09 financial year, with a corresponding reduction in 2009-10. A similar decision was taken in the 2010-11 Budget, with an additional payment of $511.6 million in 2009-10 and a corresponding reduction in 2010-11. This accelerated provision of funding gave local governments immediate use of these funds to take full advantage of the global economic recovery and prepare them for future challenges.

To account for the bringing forward of these payments, the Treasurer determined an adjusted final escalation factor for 2009-10 of 0.8504. The 2009-10 grants were based on an estimated escalation factor of 0.6318 and incorporated a recovery of an overpayment of $10.6 million in respect of 2008-09. Over the two years of 2009-10 and 2010-11, local governments will still receive their full financial assistance grants

Part 3: Australia's Federal Relations

entitlement. For this reason, an adjusted escalation factor for 2010-11 is estimated at 0.7765.

Table 26: Financial assistance grants to local government (cash basis), 2009-10
$million	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
General purpose
assistance	327.6	249.6	202.4	102.5	75.0	23.3	16.2	10.3	1,006.8
Untied local road funding	129.6	92.1	83.7	68.3	24.6	23.7	14.3	10.5	446.8
minus 2008-09 overpayment(a)	-2.9	-2.4	-2.3	-1.5	-0.7	-0.4	-0.2	-0.2	-10.6
plus 2010-11 bring forward	160.1	120.4	101.5	60.7	34.6	16.4	10.7	7.3	511.6
Total(b)	614.4	459.6	385.2	230.0	133.5	62.9	41.0	27.9	1,954.6
(a)	There was an overpayment in 2008-09 because the estimated escalation was higher than the final factor. A balancing adjustment of $10.6 million was made in 2009-10.
(b)
Total financial assistance grants are the actual cash payment that each State receives on behalf of local government. They are equal to the estimated entitlement for a given year, adjusted for an overpayment or underpayment from the previous year. The difference between the estimated entitlement and the final entitlement for the current year will be adjusted in the following year.

General revenue assistance

General revenue assistance is a broad category of payments, including GST payments, which are provided to the States without conditions, to spend according to their own budget priorities.

In 2009-10, the States received $44.7 billion in general revenue assistance from the Commonwealth, as shown in Table 27, comprising $44.0 billion in GST payments and $0.7 billion of other general revenue assistance. This is a 5.5 per cent increase in general revenue assistance, compared with the $42.4 billion the States received in 2008-09. In 2009-10, total general revenue assistance to the States represented 13.2 per cent of total Commonwealth expenditure.

Table 27: General revenue assistance, 2009-10
$million	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
GST payments	13,330	10,047	8,152	3,550	4,055	1,630	896	2,380	44,041
Other general revenue assistance
Budget balancing assistance residual adjustment	52	-	-	-	7	2	-	7	68
State cellar door subsidy savings	-34	-51	-14	-	-12	-6	..	-	-116
Royalties	-	-	-	814	-	-	-	32	846
Compensation
Reduced royalties	-	-	-	46	-	-	-	-	46
GST policy decisions	-88	-65	-62	-	-	-11	-5	-12	-243
Snowy Hydro Ltd tax compensation	11	5	-	-	-	-	-	-	16
ACT municipal services	-	-	-	-	-	-	35	-	35
Total other general revenue assistance	-59	-110	-76	860	-4	-15	29	27	653
Total general revenue assistance	13,271	9,937	8,077	4,410	4,050	1,615	925	2,407	44,693

Part 3: Australia's Federal Relations

GST payments

Reconciling GST revenue and GST payments to the States

The Commonwealth makes GST payments to the States based on the revenue received from the GST. In 2009-10, GST revenue was $46.6 billion — an increase of $3.9 billion (9.2 per cent) from 2008-09.

However, GST revenue for a financial year varies from the amount of GST payments to the States for that year for several reasons including:

•
GST revenues which are recognised on a Commonwealth whole of government basis, but are not recognised because the revenues will not be remitted to the Australian Taxation Office until the following financial year; and

•	penalties, other than general interest charge penalties, which are not included in the definition in the Intergovernmental Agreement of GST to be paid to the States.

A reconciliation of GST revenue and GST payable to the States is provided in Table 28.

Table 28: GST revenue and GST payable to the States, 2009-10
$million	Total
GST revenue	46,553
less change in GST receivables	2,586
GST receipts	43,967
less non-GIC penalties collected(a)	77
less GST collected by Commonwealth agencies but not yet remitted to the ATO(b)	-133
plus prior year balancing adjustment(c)	19
GST payable to the States	44,041
(a)
General interest charge (GIC) penalties are defined in the Intergovernmental Agreement as being a part of the Commonwealth’s GST revenue that is paid to the States. However, while other GST related penalties are also recognised in the Commonwealth’s GST revenue, non GIC penalties are not defined in the Intergovernmental Agreement as being a part of the GST revenue that is paid to the States.

(b)
This is the GST component of sales by Commonwealth agencies which has been collected by those agencies but which, as at 30 June in each year, will not have been remitted to the Australian Taxation Office, because it is not due to be paid until the next Business Activity Statement is lodged (typically on 21 July in the following financial year).

(c)	The Commissioner’s determination for 2008-09 was $18.5 million lower than the final outcome. This underpayment was paid in 2009-10.
Note: The outcome illustrated is estimated pending confirmation by the Australian National Audit Office.

Advances of GST payments have been provided to the States throughout the 2009-10 financial year based on the Commonwealth’s estimate of GST receipts at the 2010-11 Budget. Commonwealth advances of GST payments in 2009-10 are estimated to be $488 million higher than GST payable to the States shown in Table 28. This difference has been recorded as a receivable for the 2009-10 financial year resulting in the accrual GST expense being less than the GST cash advanced to the States.

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To ensure that States receive their correct entitlement of GST for 2009-10 a balancing adjustment will be made in the 2010-11 financial year upon confirmation by the Australian National Audit Office of the final outcome GST receipts. Table 29 provides a reconciliation of GST payable and GST payments to the States.

Table 29: GST payable and GST payments to the States, 2009-10
$million	Total
GST payable to the States	44,041
less advances of 2009-10 GST revenues made throughout 2009-10	44,510
less payment of prior year balancing adjustment	19
equals following year balancing adjustment	-488
Note: The outcome illustrated is estimated pending confirmation by the Australian National Audit Office.

Distribution of GST payments among the States

As agreed by COAG in the Intergovernmental Agreement, the Commonwealth distributes GST payments among the States in accordance with the principle of horizontal fiscal equalisation and having regard to the recommendations of the Commonwealth Grants Commission (the Commission).

Table 30 provides a summary of all GST payments to the States in 2009-10, further detail on the components of Table 30 are discussed below.

Table 30: Summary of the distribution of GST payments among the States
	2009-10 GST advances	Estimated 2009-10	2008-09	Total
		balancing adjustment	balancing adjustment
	(1)	(2)	(3)	(1)+(2)+(3)
	$million	$million	$million	$million
NSW	13,472.3	-147.7	5.5	13,330.0
VIC	10,154.5	-111.3	4.2	10,047.4
QLD	8,238.8	-90.3	3.6	8,152.1
WA	3,588.0	-39.3	1.7	3,550.3
SA	4,098.0	-44.9	1.7	4,054.8
TAS	1,647.4	-18.1	0.7	1,630.0
ACT	905.5	-9.9	0.3	895.9
NT	2,405.5	-26.4	0.9	2,380.0
Total	44,510.0	-488.0	18.5	44,040.5

GST relativities

The Commonwealth Grants Commission recommends GST relativities to be used in calculating each State’s share of GST payments. The relativities determine how much GST revenue each State receives compared with an equal per capita share and are determined such that, if each State made the same effort to raise revenue from its own sources and operated at the same level of efficiency, each State would have the capacity to provide services at the same standard.

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The GST relativities for 2009-10 were discussed with the Ministerial Council for Federal Financial Relations in March 2009. The relativities for 2009-10 are shown in Table 31.

Table 31: GST relativities, 2009-10
NSW	VIC	QLD	WA	SA	TAS	ACT	NT
0.93186	0.91875	0.91556	0.78485	1.24724	1.62040	1.27051	5.25073

Applying the GST relativities to the GST pool

The GST relativities were applied to estimated state populations throughout 2009-10 in order to determine an adjusted population for each State. Each State received its adjusted population share of the GST pool. The GST advances to the States have been distributed on the Treasury estimated population of each jurisdiction. In accordance with the Federal Financial Relations Act 2009, States are entitled to a share of the GST revenue grants based on the population contained in the determination made by the Australian Statistician.

Upon confirmation of the final outcome of GST receipts by the Australian National Audit Office, the balancing adjustment to be made in 2010-11 will be allocated using the population as at 31 December 2009 as determined by the Australian Statistician. The calculations for the distribution of advance payments of GST in 2009-10 and estimated balancing adjustment as shown in Table 32 are allocated based on the estimated population shares at Budget 2010-11.

Table 32: Distribution of the 2009-10 estimated GST revenue and balancing adjustment
	Population as at 31 December 2009	State revenue sharing relativities	Adjusted population (1) x (2)	Share of adjusted population per cent	Share of estimated GST pool $million	Estimated 2009-10 balancing adjustment $million
	(1)	(2)	(3)	(4)	(5)	(6)
NSW	7,192,250	0.93186	6,702,170	30.3	13,472.3	-147.7
VIC	5,498,394	0.91875	5,051,649	22.8	10,154.5	-111.3
QLD	4,476,655	0.91556	4,098,646	18.5	8,238.8	-90.3
WA	2,274,244	0.78485	1,784,940	8.1	3,588.0	-39.3
SA	1,634,561	1.24724	2,038,690	9.2	4,098.0	-44.9
TAS	505,760	1.62040	819,534	3.7	1,647.4	-18.1
ACT	354,567	1.27051	450,481	2.0	905.5	-9.9
NT	227,908	5.25073	1,196,683	5.4	2,405.5	-26.4
Total	22,164,339	N/A	22,142,794	100.0	44,510.0	-488.0

Table 33 shows the distribution of the 2008-09 GST balancing adjustment to account for the variation between the determination made by the Commissioner for Taxation in June 2009 and the final outcome. This residual adjustment is made on the basis of the state populations and recommended relativities prevailing in the 2008-09 payment year.

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Table 33: Distribution of the 2008-09 GST balancing adjustment amount
	Population as at 31 December 2008	State revenue sharing relativities	Adjusted population (1) x (2)	Share of adjusted population per cent	Share of 2008-09 balancing adjustment $million
	(1)	(2)	(3)	(4)	(5)
NSW	7,041,393	0.91060	6,411,892	29.6	5.5
VIC	5,364,796	0.92540	4,964,582	22.9	4.2
QLD	4,349,529	0.96508	4,197,643	19.4	3.6
WA	2,204,040	0.88288	1,945,903	9.0	1.7
SA	1,612,002	1.20856	1,948,201	9.0	1.7
TAS	500,278	1.52994	765,395	3.5	0.7
ACT	347,843	1.17205	407,689	1.9	0.3
NT	221,682	4.51835	1,001,637	4.6	0.9
Total	21,641,563	N/A	21,642,944	100.0	18.5

GST administration costs

The Commissioner of Taxation administers the GST law and the States compensate the Commonwealth for the agreed costs incurred by the Australian Taxation Office in administering the GST, including costs incurred by the Australian Customs Service, as shown in Table 34.

Table 34: GST administration, 2009-10
$million	Actual
	2008-09	2009-10
Australia Taxation Office budget	631.9	590.1
less prior year adjustment	1.4	27.3
equals State government administration payments	630.5	562.8
less Australian Taxation Office outcome(a)	604.6	598.3
equal Commonwealth budget impact	25.9	-35.5
plus prior year adjustment	1.4	27.3
equals following year adjustment	27.3	-8.3
(a)	Estimated outcome for 2009-10 pending confirmation by the Australian National Audit Office.

In March 2009, the Ministerial Council for Federal Financial Relations agreed to a GST administration budget of $624.3 million for 2009-10. This was subsequently revised down to $590.1 million at the 2010-11 Budget owing to a revised estimate of the costs.

The estimated outcome for the 2009-10 GST administration expenses of $598.3 million differs from the amount paid by the States and the prior year adjustment by $-8.2 million. Once the outcome for GST administration costs in 2009-10 is audited, any adjustment required will be incorporated into the States’ administration costs for 2010-11.

Other general revenue assistance

Budget balancing assistance residual adjustment

In the Intergovernmental Agreement on the Reform of Commonwealth State Financial Relations of 1999, the Commonwealth guaranteed that the budget position of each State

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would be no worse than it would have been had tax reform associated with the introduction of the GST not been implemented. The guaranteed minimum amount is an estimate of the revenue that each State would have received under the previous system of Commonwealth grants, and if the state taxes had not been abolished as part of the reforms.

During the transitional period, which expired on 30 June 2009, the Commonwealth paid budget balancing assistance to the States if a State’s share of GST payments in a financial year was less than its guaranteed minimum amount for that year. No budget balancing assistance was payable when GST revenue exceeded the guaranteed minimum amount.

As the 2008-09 financial year was the final transitional year, the Treasurer is not required to determine a guaranteed minimum amount in 2009-10 or future years. Following the finalisation of state data for the 2008-09 financial year, the Commonwealth paid a residual adjustment amount of $67.8 million in 2009-10 in respect of budget balancing assistance owed to the States in 2008-09. This is in addition to the $275.2 million paid in 2008-09.

Table 35: Guaranteed minimum amount, GST payments, budget balancing assistance and residual adjustment
$million	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
Revised guaranteed minimum amount	12,020	9,221	7,743	3,468	3,832	1,629	804	2,344	41,060
Final outcome GST payments	11,850	9,319	7,976	3,595	3,788	1,595	836	2,248	41,208
Budget balancing assistance	118	-	-	-	37	32	-	89	275
Residual adjustment	52	-	-	-	7	2	-	7	68

State cellar door subsidy savings

States previously agreed to return to the Commonwealth savings arising to them from the Commonwealths introduction of the wine equalisation tax producer rebate. Rather than the States returning these savings annually, the Commonwealth recovered the present value of the future stream of annual payments to extinguish all current and future State commitments in respect of this measure. The total value of the savings is $184.6 million, of which $68.7 million was recovered in 2008-09.

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GST compensation for small business concession

In 2009-10 the Government recovered the net overpayment to the States for compensations paid in respect of deferred GST revenue through allowing small business and non-profit organisations that voluntarily registered for the GST to pay and report GST on an annual rather than a monthly or quarterly basis. The total amount recovered represents the present value of the overpayment less the present value of the stream of future annual payments, and extinguishes all current and future Commonwealth and State commitments in respect of this compensation. Western Australia and South Australia elected to repay their overpayment in 2008-09.

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Attachment A

Payments to the States

This attachment provides Commonwealth payments to the States and local governments on an accruals basis. This includes Commonwealth advances (loans) to the States, including new advances, interest on advances and repayments of advances. Most of these advances were funded from borrowings made on behalf of the States under previous Australian Loan Council arrangements.

The following tables present payments to the States for 2009-10:

Table 36 — health;

Table 37 — education;

Table 38 — community services;

Table 39 — housing;

Table 40 — infrastructure;

Table 41 — environment;

Table 42 — contingent liabilities;

Table 43 — other purposes;

Table 44 — general revenue assistance;

Table 45 — advances, repayment of advances and interest payments; and

Table 46 — payments presented on the Australian Bureau of Statistics Government Finance Statistics (GFS) functional basis.

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Table 36: Payments for specific purposes to support state health services, 2009-10
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Healthcare SPP	3,711,042	2,710,663	2,206,394	1,135,584	920,226	246,090	148,608	145,578	11,224,185
National Partnership payments
National Health and Hospitals Network package
Four hour national access target for emergency departments - capital	14,482	11,428	9,607	-	4,046	1,941	1,669	1,437	44,610
Improving access to elective surgery – capital	10,078	8,078	6,886	-	3,244	1,866	1,688	1,536	33,376
Flexible funding for emergency departments, elective surgery and sub-acute care	17,613	13,977	11,809	-	5,188	2,683	2,359	2,082	55,711
Preventive health
Healthy communities	270	270	270	270	135	135	135	135	1,620
Closing the Gap - NT
Closing the Gap - Indigenous health and related services	-	-	-	-	-	-	-	8,134	8,134
Health infrastructure
Radiation oncology services in North/North
West Tasmania	-	-	-	-	-	3,236	-	-	3,236
Tasmanian patient transport and accommodation services	-	-	-	-	-	2,300	-	-	2,300
Launceston Integrated Cancer Care
Centre	-	-	-	-	-	5,000	-	-	5,000
PET scanner for the Royal Hobart hospital	-	-	-	-	-	3,500	-	-	3,500
PET scanner for the Calvary Mater hospital - Newcastle	1,115	-	-	-	-	-	-	-	1,115
Olivia Newton-John cancer centre, Melbourne	-	10,000	-	-	-	-	-	-	10,000
Children's cancer centre, Adelaide	-	-	-	-	2,500	-	-	-	2,500
Lismore integrated cancer centre	3,500	-	-	-	-	-	-	-	3,500
MRI unit Cairns base hospital	-	-	500	-	-	-	-	-	500
Indigenous mobile dental program - capital	560	-	-	-	-	-	-	300	860

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Table 36: Payments for specific purposes to support state health services, 2009-10 (continued)
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
Health infrastructure (continued)
Cairns integrated cancer centre	-	-	3,300	-	-	-	-	-	3,300
Upgrading patient accommodation for
Launceston	-	-	-	-	-	500	-	-	500
Health services
PET scanner for the Westmead hospital, Sydney	1,300	-	-	-	-	-	-	-	1,300
Healthy kids health checks	433	368	331	30	295	80	71	67	1,675
Reducing rheumatic heart fever for
Indigenous children	-	-	780	780	-	-	-	780	2,340
National bowel cancer screening program	-	444	357	183	143	106	89	76	1,398
National perinatal depression initiative	986	843	600	463	260	153	138	156	3,599
Victorian cytology service	-	6,985	-	-	-	-	-	-	6,985
OzFoodNet	316	233	233	181	181	146	126	131	1,547
Vaccine-preventable diseases surveillance program	83	-	67	36	31	11	8	26	262
National public health - human quarantine services	32	17	18	11	6	5	5	6	100
Royal Darwin hospital - equipped, prepared and ready	-	-	-	-	-	-	-	13,974	13,974
Health care grants for the Torres Strait	-	-	3,791	-	-	-	-	-	3,791
Torres Strait Islander health protection strategy	-	-	873	-	-	-	-	-	873
Sexual assault counselling in remote
Northern Territory areas	-	-	-	-	-	-	-	1,386	1,386
Satellite renal dialysis facilities in remote
Northern Territory communities	-	-	-	-	-	-	-	1,376	1,376

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Table 36: Payments for specific purposes to support state health services, 2009-10 (continued)
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
Health services (continued)
Supporting nurses to return to the workforce
- incentive payments	1,674	1,113	480	510	384	114	234	111	4,620
- training payments	355	241	108	108	82	24	44	22	984
Helping public patients in public hospitals waiting for nursing homes	12,990	9,520	6,750	3,320	3,330	990	300	300	37,500
Health and Hospitals Fund
Health and Hospitals Fund	35,000	-	43,903	21,102	-	15,200	-	2,720	117,925
Other payments
East Kimberley development package - health related projects	-	-	-	19,940	-	-	-	-	19,940
Repatriation general hospitals	6,297	363	-	-	6,543	1,055	-	-	14,258
Essential vaccines	99,519	79,787	61,278	28,460	22,920	6,021	4,550	3,873	306,408
Organ transplantation services	12,076	-	-	-	4,121	-	-	-	16,197
Organ transplantation services - capital	1,577	-	-	-	453	-	-	-	2,030
Elective surgery waiting list reduction plan	37,700	15,600	18,700	9,000	9,000	4,000	4,000	4,000	102,000
Indigenous early childhood development
Antenatal and reproductive health	1,870	374	2,094	1,197	348	225	150	1,272	7,530
Total	3,970,868	2,870,304	2,379,129	1,221,175	983,436	295,381	164,174	189,478	12,073,945

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Table 37: Payments for specific purposes to support state education services, 2009-10
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Schools SPP	3,113,227	2,424,935	1,926,610	991,050	757,067	226,517	171,899	138,763	9,750,068
National Skills & Workforce Development SPP	438,559	326,302	255,038	131,734	99,124	30,848	22,563	13,709	1,317,877
National Partnership payments
Nation Building and Jobs Plan
Building the education revolution
Primary Schools for the 21st century	2,378,508	1,802,564	1,478,320	876,412	675,052	195,488	122,003	124,988	7,653,335
National school pride	295,245	215,098	169,402	98,266	72,726	25,084	13,597	13,931	903,349
Science and language centres	216,569	199,432	202,784	54,368	79,153	44,083	-	25,444	821,833
Education Investment Fund	28,724	-	-	-	-	-	-	-	28,724
Digital education revolution	68,043	52,193	72,660	35,484	16,609	5,103	4,059	2,715	256,866
Early childhood education	21,579	15,323	34,656	7,700	5,236	1,540	924	1,540	88,498
Smarter schools National Partnership
Improving teacher quality	4,162	3,306	2,507	1,317	950	309	232	159	12,942
Literacy and numeracy	24,060	16,109	26,182	11,773	7,062	2,261	1,071	2,482	91,000
Low SES school communities	60,067	27,869	23,408	9,796	16,175	7,100	304	7,100	151,819
Trade training centres in schools	100,592	79,329	43,445	40,150	44,290	11,577	969	1,270	321,622
Closing the Gap - Northern Territory
Teacher housing	-	-	-	-	-	-	-	6,082	6,082
Quality teaching, accelerated literacy	-	-	-	-	-	-	-	15,715	15,715
Supporting remote schools - additional teachers	-	-	-	-	-	-	-	17,700	17,700
East Kimberley development package - education-related payments	-	-	-	26,700	-	-	-	-	26,700
Indigenous early childhood development - children and family centres	-	-	-	8,000	4,795	2,350	-	-	15,145
National solar schools plan	16,572	24,179	12,679	6,842	4,968	3,025	400	511	69,176
Fort Street High School - noise insulation	4,000	-	-	-	-	-	-	-	4,000
School pathways program	-	-	-	384	1,906	-	-	-	2,290

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Table 37: Payments for specific purposes to support state education services, 2009-10 (continued)
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
Better TAFE facilities	63,430	48,976	39,124	22,000	14,635	4,662	3,174	4,000	200,001
TAFE fee waivers for childcare qualifications	4,024	7,075	2,064	852	346	-	522	-	14,883
Productivity places program	89,232	42,000	56,136	28,548	21,672	4,992	4,668	3,084	250,332
Schools security program	997	-	340	405	-	-	-	111	1,853
Youth attainment and transitions -
Maximising engagement, attainment and successful transitions	8,597	11,520	5,108	3,071	2,214	623	458	460	32,051
Total	6,936,187	5,296,210	4,350,463	2,354,852	1,823,980	565,562	346,843	379,764	22,053,861
Memorandum item - payments for non-government schools included in payments above(a)
National Schools SPP(b)	2,008,689	1,665,354	1,286,575	661,868	505,173	136,579	122,879	76,357	6,463,474
Nation Building and Jobs Plan -
Building the education revolution
Primary Schools for the 21st century	730,992	603,916	490,768	260,344	220,624	47,304	47,010	26,969	2,427,927
National school pride	91,787	70,049	51,273	28,570	21,364	6,274	4,962	2,684	276,963
Science and language centres	63,499	60,245	45,195	19,797	30,689	12,729	-	9,448	241,602
Digital education revolution	25,145	20,543	16,739	9,220	6,561	1,467	1,716	1,279	82,670
Trade training centres in schools	24,185	5,163	8,455	5,096	10,119	258	969	-	54,245
National solar schools	9,046	5,396	5,844	3,760	2,687	462	400	280	27,875
Total	2,953,343	2,430,666	1,904,849	988,655	797,217	205,073	177,936	117,017	9,574,756
(a)	Non-government schools payments are net of GST.
(b)	This payment includes payments paid under the Schools Assistance (Learning Together — Achievement through Choice and Opportunity) Act 2004.

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Table 38: Payments for specific purposes to support community services, 2009-10
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Disability SPP	302,185	208,159	171,734	77,548	93,077	28,243	13,058	9,682	903,686
National Partnership payments
Aged care assessment	25,609	18,415	13,289	7,599	6,808	1,989	825	987	75,521
Certain concessions for pensioners	80,182	57,322	40,025	20,152	22,804	7,324	1,629	1,115	230,553
Closing the Gap - Northern Territory
Remote policing and substance abuse	-	-	-	-	-	-	-	31,404	31,404
Community safety - family support	-	-	-	-	-	-	-	5,068	5,068
Field operations	-	-	-	-	-	-	-	900	900
Food security	-	-	-	-	-	-	-	310	310
Property and tenancy management	-	-	-	-	-	-	-	101	101
Home and community care	352,737	283,319	277,417	119,363	99,965	31,576	14,099	8,256	1,186,732
Home and community care services for veterans	6,121	4,189	3,567	1,398	1,429	559	264	46	17,573
National reciprocal transport concessions	5,895	1,632	3,769	404	365	112	169	72	12,418
Victorian bushfire reconstruction and recovery plan	-	24,170	-	-	-	-	-	-	24,170
Total	772,729	597,206	509,801	226,464	224,448	69,803	30,044	57,941	2,488,436

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Table 39: Payments for specific purposes to support housing services, 2009-10
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Affordable Housing SPP	380,002	265,775	234,525	124,949	94,871	34,442	26,123	41,903	1,202,590
National Partnership payments
First Home Owners Boost	310,975	337,168	180,244	178,209	77,284	20,447	23,102	4,932	1,132,361
Homelessness	29,336	17,220	22,051	10,910	6,623	3,944	2,926	5,826	98,836
Nation Building and Jobs Plan - Social Housing
First stage construction	188,866	143,604	86,005	56,640	43,421	13,504	8,100	5,404	545,544
Second stage construction	1,026,812	716,161	591,575	304,183	236,833	75,041	52,109	33,251	3,035,965
Repairs and maintenance	59,761	45,444	40,048	18,554	13,740	4,272	2,951	1,888	186,658
Remote Indigenous housing	139,963	6,890	62,672	164,880	97,910	5,892	-	132,383	610,590
Social housing	65,201	49,576	40,048	20,244	14,990	4,662	3,221	2,058	200,000
Social housing subsidy program	11,921	-	-	-	-	-	-	-	11,921
East Kimberley development package – Indigenous housing	-	-	-	25,000	-	-	-	-	25,000
Total	2,212,837	1,581,838	1,257,168	903,569	585,672	162,204	118,532	227,645	7,049,465

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Table 40: Payments for specific purposes to support state infrastructure services, 2009-10
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Partnership payments
Nation Building Program
Investment
Rail	-	10,000	-	5,896	-	38,754	-	-	54,650
Road	1,208,176	466,904	1,345,981	147,062	365,289	94,061	478	100,523	3,728,474
Boom gates for rail crossings	2,485	20,190	28,490	9,380	2,000	2,640	-	1,680	66,865
Black spot projects	38,071	25,532	24,256	10,311	8,579	2,809	2,487	1,570	113,615
Off-network projects - States	36,474	76,820	16,408	76,013	3,101	15,652	7,113	18,968	250,549
Off-network projects - Local government	3,502	2,570	19,932	1,470	1,851	350	-	-	29,675
Off-network projects supplementary - States	-	-	-	-	5,357	-	-	-	5,357
Off-network projects supplementary - Local governments	26,965	10,985	42,933	969	8,723	-	-	453	91,028
Improving the national network	35,178	-	25,144	80,666	22,699	17,442	-	9,772	190,901
Heavy vehicle safety and productivity	5,536	1,800	4,162	804	2,411	630	-	705	16,048
Improving local roads - States	-	-	-	-	-	-	-	-	-
Improving local roads - Local governments	1,496	845	360	806	35	535	-	-	4,077
Roads to recovery - States	680	19	-	-	3,072	-	10,380	4,600	18,751
Roads to recovery - Local government	96,758	70,341	73,836	49,493	25,391	10,858	-	4,387	331,064
Nation Building Plan for the Future
Major cities
Rail	-	-	20,000	7,000	-	-	-	-	27,000
Road	-	-	-	-	5,000	-	-	-	5,000
Building Australia Fund
Rail	-	-	365,000	-	46,000	-	-	-	411,000
Road	-	-	-	-	-	-	-	-	-
Regional and Local Community
Infrastructure Program - Local governments	93,779	69,892	102,728	31,705	20,275	9,314	800	3,455	331,948

Part 3: Australia's Federal Relations

Table 40: Payments for specific purposes to support state infrastructure services, 2009-10 (continued)
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
East Kimberley development package -
States	-	-	-	2,250	-	-	-	-	2,250
East Kimberley development package – Local governments	-	-	-	7,925	-	-	-	-	7,925
Interstate road transport	33,119	19,271	6,824	2,852	8,686	359	359	359	71,829
Jobs fund -
Infrastructure employment projects - States	-	-	2,000	10,000	-	-	-	-	12,000
Infrastructure employment projects – Local governments	-	-	1,350	-	-	-	-	-	1,350
Local community sporting infrastructure	2,300	-	-	-	-	-	-	-	2,300
Supplementary road funding to South Australian councils for local roads	-	-	-	-	14,821	-	-	-	14,821
Federation Fund projects	-	1,000	-	-	-	-	-	-	1,000
Total	1,584,519	776,169	2,079,404	444,602	543,290	193,404	21,617	146,472	5,789,477

Part 3: Australia's Federal Relations

Table 41: Payments for specific purposes to support state environmental services, 2009-10
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Partnership payments
Bioremediation and revegetation	-	-	-	-	4,694	-	-	-	4,694
Caring for our Country	26,438	20,640	17,265	18,077	17,346	4,286	1,019	2,765	107,836
Environmental management of the former Rum Jungle mine site	-	-	-	-	-	-	-	1,974	1,974
Exotic Disease Preparedness Program	260	18	123	11	21	-	-	-	433
Plant disease and eradication	-	-	1,100	2,158	1,230	-	-	-	4,488
Great Artesian Basin Sustainability Initiative	-	-	4,703	-	-	-	-	-	4,703
The Living Murray	6,517	21,252	-	-	-	-	-	-	27,769
Renewable Remote Power Generation	8,595	5,468	7,644	16,266	2,460	188	-	5,858	46,479
Water for the Future - States	9,992	11,170	-	2,214	175,197	18,015	175	-	216,763
Water for the Future - Local governments	1,684	666	137	50	3,420	4,868	-	-	10,825
Total	53,486	59,214	30,972	38,776	204,368	27,357	1,194	10,597	425,964

Part 3: Australia's Federal Relations

Table 42: Contingent payments to the States, 2009-10
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Partnership payments
Exceptional circumstances assistance	187,968	63,327	3,277	488	46,582	3,775	-	-	305,417
Hepatitis C settlement fund	441	-	-	-	147	-	-	-	588
Natural disaster relief	6,146	4,293	92,374	-	-	600	-	2,725	106,138
Total	194,555	67,620	95,651	488	46,729	4,375	-	2,725	412,143

Part 3: Australia's Federal Relations

Table 43: Payments to support other state services, 2009-10
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Partnership payments
National Disaster Resilience Program	15,050	4,466	10,295	5,470	5,958	1,646	1,866	2,565	47,316
Bushfire Mitigation	-457	-322	-322	-183	-142	-92	-67	-83	-1,668
Natural Disaster Mitigation	-3,658	-802	-3,362	-1,228	-1,337	-468	-355	-323	-11,533
Legal aid	55,003	37,355	36,670	15,416	14,054	6,302	4,946	3,773	173,519
Standard Business Reporting Program	983	1,505	1,165	893	511	826	1,020	919	7,822
Digital Regions Initiative - States	778	429	-	361	611	-	-	-	2,179
Digital Regions Initiative - Local governments	-	103	-	-	-	-	-	-	103
Film and literature classification	580	603	635	661	672	694	715	701	5,261
Improving policing in very remote areas	-	-	-	2,000	-	-	-	1,010	3,010
Remote Indigenous public internet access	58	-	95	208	42	-	-	205	608
Restoration of Albert Hall, Canberra	-	-	-	-	-	-	500	-	500
World sailing championships	-	-	-	3,000	-	-	-	-	3,000
Queensland Premier's Disaster Relief Appeal	-	-	500	-	-	-	-	-	500
Sinking fund on State debt	21	3	-	-	4	-	-	-	28
National emergency warning system	-	15,650	-	-	-	-	-	-	15,650
Financial assistance grants	623,748	465,350	389,453	232,397	135,311	63,864	41,535	28,283	1,979,941
Total	692,106	524,340	435,129	258,995	155,684	72,772	50,160	37,050	2,226,236

Part 3: Australia's Federal Relations

Table 44: General revenue assistance payments to the States and Territories, 2009-10
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
GST payments	13,330,040	10,047,409	8,152,092	3,550,297	4,054,777	1,629,965	895,948	2,379,978	44,040,506
Other general revenue assistance
Budget balancing assistance - residual adjustment	51,771	-	-	-	7,455	1,990	-	6,612	67,828
State cellar door subsidy savings	-33,677	-50,615	-13,978	-	-11,789	-5,700	-167	-	-115,926
Royalties	-	-	-	813,609	-	-	-	32,445	846,054
Compensation
Reduced royalties	-	-	-	45,960	-	-	-	-	45,960
GST policy decisions	-87,560	-64,736	-61,539	-	-	-11,073	-5,404	-12,427	-242,739
Snowy Hydro Ltd tax compensation	10,873	5,436	-	-	-	-	-	-	16,309
ACT municipal services	-	-	-	-	-	-	35,016	-	35,016
Total other general revenue assistance	-58,593	-109,915	-75,517	859,569	-4,334	-14,783	29,445	26,630	652,502
Total	13,271,447	9,937,494	8,076,575	4,409,866	4,050,443	1,615,182	925,393	2,406,608	44,693,008

Part 3: Australia's Federal Relations

Table 45: Other financial flows — estimated advances, repayment of advances and interest payments, 2009-10
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
Advances Contingent liabilities
Natural disaster relief	-	-	11,133	-	-	-	-	-	11,133
Repayments
Housing
Housing for service personnel	-1,123	-	-677	-206	-32	-	-	-	-2,038
CSHA loans	-34,766	-	-9,283	-8,798	-12,409	-4,685	-	-636	-70,577
Other housing	-	-	-	-	-	-	-7,258	-	-7,258
Infrastructure
Sewerage	-4,790	-	-1,196	-	-751	-	-	-	-6,737
War service land settlement scheme	-417	-450	-	-	-	-	-	-	-867
Railway projects	-83	-83	-	-386	-	-	-	-	-552
Environment
Northern Territory - water and sewerage assistance	-	-	-	-	-	-	-	-136	-136
Other purposes
Australian Capital Territory debt repayments	-	-	-	-	-	-	-4,646	-	-4,646
Loan Council - housing nominations	-6,886	-	-2,533	-4,391	-4,123	-1,846	-	-2,292	-22,071
Payments to debt sinking funds	-113	-7	-	-	-202	-	-	-	-322
Contingent liabilities
Natural disaster relief	-1,097	-	-6,874	-	-	-	-	-2,135	-10,106
Interest
Housing
Housing for service personnel	-2,225	-	-1,256	-248	-97	-	-	-	-3,826
CSHA loans	-35,910	-	-10,056	-9,602	-15,616	-4,935	-	-1,347	-77,466
Other housing	-	-	-	-	-	-	-8,655	-4,234	-12,889
Infrastructure
Sewerage	-3,511	-	-913	-	-736	-	-	-	-5,160

Part 3: Australia's Federal Relations

Table 45: Other financial flows — estimated advances, repayment of advances and interest payments, 2009-10 (continued)
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
War service land settlement scheme	-38	-39	-	-	-	-	-	-	-77
Railway projects	-10	-10	-	-179	-	-	-	-	-199
Environment
Northern Territory - water and sewerage assistance	-	-	-	-	-	-	-	-700	-700
Interest on Loan Council and NT Government
Borrowings	-236	-41	-	-	-32	-	-	-	-309
Other purposes
Australian Capital Territory debt repayments	-	-	-	-	-	-	-1,467	-	-1,467
Loan Council - housing nominations	-19,826	-	-7,133	-12,197	-11,997	-5,261	-	-6,911	-63,325
Contingent liabilities
Natural disaster relief	-193	-	-960	-	-	-	-	-85	-1,238
Net financial flow	-111,224	-630	-29,748	-36,007	-45,995	-16,727	-22,026	-18,476	-280,833

Part 3: Australia's Federal Relations

Table 46: Total payments to the States by GFS function, 2009-10
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
General public services	983	1,505	1,165	893	511	826	1,020	919	7,822
Public order and safety	56,580	37,958	37,645	18,482	14,726	6,996	5,661	36,999	215,047
Education	6,918,618	5,272,031	4,337,444	2,339,605	1,814,217	560,187	346,443	379,142	21,967,687
Health	3,971,309	2,870,304	2,379,129	1,221,175	983,583	295,381	164,174	189,478	12,074,533
Social security and welfare	772,729	573,036	509,801	234,464	229,243	72,153	30,044	26,537	2,448,007
Housing and community amenities	2,250,210	1,629,990	1,284,394	945,880	612,191	167,576	121,495	234,543	7,246,279
Recreation and culture	2,300	-	-	3,000	-	-	-	-	5,300
Fuel and energy	25,167	29,647	20,323	23,108	7,428	3,213	400	6,369	115,655
Agriculture, forestry and fishing	206,421	96,433	9,340	4,921	226,450	26,658	175	-	570,398
Transport and communication	1,489,276	706,809	1,973,421	393,291	508,847	184,090	20,817	143,222	5,419,773
Other purposes(a)	13,995,141	10,492,682	8,661,630	4,673,968	4,220,854	1,688,960	967,728	2,441,071	47,142,034
Total payments to the States	29,688,734	21,710,395	19,214,292	9,858,787	8,618,050	3,006,040	1,657,957	3,458,280	97,212,535
less payments 'through' the States	3,935,123	3,252,642	2,516,966	1,414,233	1,039,359	292,182	245,079	154,081	12,849,665
less financial assistance grants for local government	623,748	465,350	389,453	232,397	135,311	63,864	41,535	28,283	1,979,941
less payments direct to local government	226,754	155,569	241,546	92,688	59,830	26,060	935	8,430	811,812
equals total payments to the States for own-purpose expenses	24,903,109	17,836,834	16,066,327	8,119,469	7,383,550	2,623,934	1,370,408	3,267,486	81,571,117
(a)	Payments for ‘Other purposes’ includes general revenue assistance to the States.

Appendix A: Expenses by Function and
Sub-function

Table A1 sets out Australian Government general government sector expenses by function and sub-function for 2009-10.

Appendix A: Expenses by Function and Sub-function

Table A1: Australian Government general government sector expenses by function and sub-function
	2008-09 Outcome $m	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
General public services
Legislative and executive affairs	728	882	840
Financial and fiscal affairs	6,331	6,581	6,845
Foreign affairs and economic aid	4,763	4,848	4,869
General research	2,237	2,535	2,358
General services	995	730	818
Government superannuation benefits	2,142	3,288	3,472
Total general public services	17,197	18,864	19,202
Defence	19,190	20,620	20,150
Public order and safety
Courts and legal services	981	858	826
Other public order and safety	2,578	3,078	2,767
Total public order and safety	3,558	3,936	3,593
Education
Higher education	7,013	7,541	7,750
Vocational and other education	1,881	2,007	2,017
Schools	11,416	19,294	19,550
Non-government schools	7,210	9,466	9,575
Government schools	4,206	9,828	9,974
Student assistance	1,532	4,263	3,954
General administration	38	333	343
School education - specific funding	721	1,458	1,276
Total education	22,601	34,895	34,889
Health
Medical services and benefits	20,767	22,251	21,878
Hospital services	3,023	2,198	1,817
National health and hospitals network	10,505	11,224	11,303
Pharmaceutical services and benefits	9,210	9,808	9,653
Aboriginal and Torres Strait Islander health	523	642	623
Health services	3,720	5,045	4,608
General administration	1,291	1,619	1,544
Health assistance to the aged	107	0	0
Total health	49,146	52,786	51,426
Social security and welfare
Assistance to the aged	40,367	40,662	40,776
Assistance to veterans and dependants	6,902	6,901	6,851
Assistance to people with disabilities	17,229	18,002	18,041
Assistance to families with children	38,381	30,060	30,063

Appendix A: Expenses by Function and Sub-function

Table A1: Australian Government general government sector expenses by function and sub-function (continued)
	2008-09 Outcome $m	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Social security and welfare (continued)
Assistance to the unemployed and the sick	5,098	7,016	6,965
Common youth allowance	2,504	0	0
Other welfare programs	9,235	1,722	1,950
Aboriginal advancement nec	1,703	1,585	1,317
General administration	3,163	3,728	3,234
Total social security and welfare	124,581	109,675	109,197
Housing and community amenities
Housing	3,430	7,974	7,944
Urban and regional development	139	346	263
Environment protection	1,511	950	822
Total housing and community amenities	5,080	9,270	9,029
Recreation and culture
Broadcasting	1,495	1,466	1,464
Arts and cultural heritage	1,092	1,039	1,037
Sport and recreation	339	356	351
National estate and parks	180	347	428
Total recreation and culture	3,107	3,208	3,280
Fuel and energy	5,806	8,971	8,473
Agriculture, forestry and fishing
Wool industry	46	42	46
Grains industry	118	141	132
Dairy industry	55	48	48
Cattle, sheep and pig industry	164	170	171
Fishing, horticulture and other agriculture	256	254	230
General assistance not allocated to specific industries	102	23	19
Rural assistance	1,006	753	684
Natural resources development	388	1,271	941
General administration	587	629	546
Total agriculture, forestry and fishing	2,723	3,330	2,816
Mining, manufacturing and construction	1,911	1,690	1,630
Transport and communication
Communication	509	532	478
Rail transport	254	584	587
Air transport	167	163	155
Road transport	5,490	5,047	4,939
Sea transport	289	292	276
Other transport and communication	232	219	207
Total transport and communication	6,941	6,837	6,641

Appendix A: Expenses by Function and Sub-function

Table A1: Australian Government general government sector expenses by function and sub-function (continued)
	2008-09 Outcome $m	2009-10 Estimate at 2010-11 Budget $m	2009-10 Outcome $m
Other economic affairs
Tourism and area promotion	192	172	162
Total labour and employment affairs	3,764	4,706	4,694
Vocational and industry training	1,359	2,030	1,854
Labour market assistance to job seekers and industry	1,859	2,032	2,241
Industrial relations	546	644	600
Immigration	1,276	1,632	1,571
Other economic affairs nec	1,275	2,286	2,200
Total other economic affairs	6,507	8,796	8,628
Other purposes
Public debt interest	3,946	6,514	6,303
Interest on Australian Government's behalf	3,946	6,514	6,303
Nominal superannuation interest	6,715	6,695	6,687
General purpose inter-government transactions	45,248	47,632	47,157
General revenue assistance - States and Territories	41,682	45,268	44,830
Local government assistance	2,854	2,364	2,327
Assistance to other governments	713	0	0
Natural disaster relief	312	402	136
Contingency reserve(a)	0	-999	0
Total other purposes	56,222	60,244	60,283
Total expenses	324,569	343,122	339,239
(a)	Asset sale related expenses are treated as a component of the Contingency Reserve.

APPENDIX B: HISTORICAL FISCAL DATA

This appendix provides historical data for the Australian Government fiscal aggregates across the general government, public non-financial corporations and non-financial public sectors.

DATA SOURCES

Data are sourced from Australian Government Final Budget Outcomes, the Australian Bureau of Statistics (ABS), and Australian Government Consolidated Financial Statements.

•
Accrual data from 1996-97 onwards and cash data, net debt data, net financial worth data and net worth data from 1999-2000 onwards are sourced from Australian Government Final Budget Outcomes. Back-casting adjustments for accounting classification changes and other revisions have been made from 1998-1999 onwards where applicable.

•
Cash data prior to 1999-2000 are sourced from ABS data, which have been calculated using a methodology consistent with that used for data for later years in ABS cat. no. 5512.0 Government Finance Statistics.

•
Net debt data prior to 1999-2000 are from ABS cat. no. 5512.0 Government Finance Statistics 2003-04 in 1998-99, ABS cat. no. 5501.0 Government Financial Estimates 1999-2000 and ABS cat. no. 5513.0 Public Sector Financial Assets and Liabilities 1998 in 1987-88 to 1997-98, and Treasury estimates (see Treasury’s Economic Roundup, Spring 1996, pages 97-103) prior to 1987-88.

COMPARABILITY OF DATA ACROSS YEARS

The data set contains a number of structural breaks owing to accounting classification differences and changes to the structure of the Budget which cannot be eliminated through back-casting because of data limitations. These breaks can affect the comparability of data across years, especially when the analysis is taken over a large number of years. Specific factors causing structural breaks include:

•
from 2005-06 onwards, underlying Government Finance Statistics (GFS) data are provided by agencies in accordance with Australian Equivalents to International Financial Reporting Standards (AEIFRS). Prior to 2005-06, underlying GFS data are based on data provided by agencies in accordance with Australian Accounting Standards (AAS);

Appendix B: Historical Fiscal Data

•
most recent accounting classification changes that require revisions to the historical series have been back-cast (where applicable) to 1998-1999, ensuring that data is consistent across the accrual period from 1998-1999 onwards. However due to data limitations these changes have not been back-cast to earlier years;

•
prior to 1999-2000, Australian Government general government sector debt instruments are valued at historical cost, whereas from 1999-2000 onwards they are valued at market prices (consistent with accrual GFS standards). This affects net debt and net interest payments;

•
cash data up to and including 1997-98 are calculated under a cash accounting framework, while cash data from 1998-99 onwards is derived from an accrual accounting framework.1 Although the major methodological differences associated with the move to the accrual framework have been eliminated through back-casting, comparisons across the break may still be affected by changes to some data sources and collection methodologies;

•
adjustments in the coverage of agencies included in the accounts of the different sectors. These include the reclassification of Central Banking Authorities from the general government to the public financial corporations sector in 1998-99, and subsequent back-casting to account for this change;

•
changes in arrangements for transfer payments, where tax concessions or rebates are replaced by payments through the social security system. This has the effect of increasing both cash receipts and payments, as compared with earlier periods, but not changing cash balances. Changes in the opposite direction (tax expenditures replacing payments) reduce both cash payments and receipts; and

•	classification differences in the data relating to the period prior to 1976-77 (which means that earlier data may not be entirely consistent with data for 1976-77 onwards).

REVISIONS TO PREVIOUSLY PUBLISHED DATA

Under the accrual GFS framework and generally under AAS, flows are recorded in the period in which they occurred. As a result, prior period outcomes may be revised for classification changes relating to information that could reasonably have been expected to be known in the past, is material in at least one of the affected periods, and can be reliably assigned to the relevant period(s).

1
Prior to the 2008-09 Budget, cash data calculated under the cash accounting framework was used up to and including 1998-99. In the 2008-09 Budget, cash data for 1998-99 had been replaced by ABS data derived from the accrual framework.

Appendix B: Historical Fiscal Data

DEFLATING REAL SPENDING GROWTH BY THE CONSUMER PRICE INDEX

The 2009-10 Final Budget Outcome, including the historical series, calculates real spending growth using the Consumer Price Index (CPI) as the deflator. Prior to the 2008-09 Budget the non-farm GDP deflator (NFGDP) was used and has therefore been shown in this statement for comparative purposes. The change from using the non-farm GDP deflator to the CPI provides a more accurate depiction of real government spending growth.

Appendix B: Historical Fiscal Data

Table B1: Australian Government general government sector receipts, payments and underlying cash balance(a)
	Receipts(b)		Payments(c)				Future Fund earnings	Underlying cash balance(d)
	$m	Per cent of GDP	$m	Per cent real growth (CPI)	Per cent real growth (NFGDP deflator)	Per cent of GDP	$m	$m	Per cent of GDP
1970-71	8,290	20.4	7,389	na	na	18.2	-	901	2.2
1971-72	9,135	20.4	8,249	4.1	4.6	18.4	-	886	2.0
1972-73	9,735	19.4	9,388	7.7	7.8	18.7	-	348	0.7
1973-74	12,228	20.1	11,078	4.2	3.6	18.2	-	1,150	1.9
1974-75	15,643	21.8	15,463	19.9	14.5	21.6	-	181	0.3
1975-76	18,727	22.3	20,225	15.7	13.6	24.1	-	-1,499	-1.8
1976-77	21,890	22.6	23,157	0.6	2.0	24.0	-	-1,266	-1.3
1977-78	24,019	22.7	26,057	2.7	3.3	24.7	-	-2,037	-1.9
1978-79	26,129	21.9	28,272	0.3	2.8	23.7	-	-2,142	-1.8
1979-80	30,321	22.4	31,642	1.5	2.1	23.4	-	-1,322	-1.0
1980-81	35,993	23.5	36,176	4.6	3.6	23.6	-	-184	-0.1
1981-82	41,499	23.5	41,151	2.9	0.6	23.3	-	348	0.2
1982-83	45,463	23.9	48,810	6.3	6.3	25.6	-	-3,348	-1.8
1983-84	49,981	23.3	56,990	9.4	9.7	26.5	-	-7,008	-3.3
1984-85	58,817	24.8	64,853	9.1	8.3	27.4	-	-6,037	-2.5
1985-86	66,206	25.3	71,328	1.5	3.2	27.2	-	-5,122	-2.0
1986-87	74,724	26.0	77,158	-1.1	0.3	26.8	-	-2,434	-0.8
1987-88	83,491	25.4	82,039	-0.9	-1.3	25.0	-	1,452	0.4
1988-89	90,748	24.5	85,326	-3.1	-3.8	23.0	-	5,421	1.5
1989-90	98,625	24.1	92,684	0.6	0.6	22.7	-	5,942	1.5
1990-91	100,227	23.8	100,665	3.1	3.6	23.9	-	-438	-0.1
1991-92	95,840	22.4	108,472	5.7	6.1	25.4	-	-12,631	-3.0
1992-93	97,633	21.7	115,751	5.6	5.7	25.8	-	-18,118	-4.0
1993-94	103,824	22.0	122,009	3.5	4.1	25.8	-	-18,185	-3.9
1994-95	113,458	22.7	127,619	1.4	3.0	25.5	-	-14,160	-2.8
1995-96	124,429	23.4	135,538	1.9	3.7	25.5	-	-11,109	-2.1
1996-97	133,592	23.9	139,689	1.7	1.4	25.0	-	-6,099	-1.1
1997-98	140,736	23.8	140,587	0.6	-0.4	23.8	-	149	0.0
1998-99	152,063	24.4	148,175	4.1	5.0	23.8	-	3,889	0.6
1999-00	166,199	25.0	153,192	1.0	1.0	23.1	-	13,007	2.0
2000-01	182,996	25.8	177,123	9.1	10.8	25.0	-	5,872	0.8
2001-02	187,588	24.7	188,655	3.5	3.9	24.8	-	-1,067	-0.1
2002-03	204,613	25.4	197,243	1.4	1.7	24.5	-	7,370	0.9
2003-04	217,775	25.2	209,785	3.9	2.6	24.3	-	7,990	0.9
2004-05	235,984	25.5	222,407	3.5	1.6	24.0	-	13,577	1.5
2005-06	255,943	25.6	240,136	4.6	2.8	24.0	51	15,756	1.6
2006-07	272,637	25.0	253,321	2.5	0.4	23.2	2,135	17,182	1.6
2007-08	294,917	25.0	271,843	3.8	2.8	23.0	3,370	19,704	1.7
2008-09	292,600	23.3	316,046	12.7	10.4	25.2	3,633	-27,079	-2.2
2009-10	284,662	21.9	336,900	4.1	5.3	25.9	2,512	-54,750	-4.2
(a)	Data has been revised in the 2009-10 Final Budget Outcome to improve accuracy and comparability through time.
(b)	Receipts are equal to receipts from operating activities and sales of non-financial assets.
(c)	Payments are equal to payments for operating activities, purchases of non-financial assets and net acquisition of assets under finance leases.
(d)
Underlying cash balance is equal to receipts less payments, less Future Fund earnings. For the purposes of consistent comparison with years prior to 2005-06, Future Fund earnings should be added back to the underlying cash balance.

Appendix B: Historical Fiscal Data

Table B2: Australian Government general government sector taxation receipts, non-taxation receipts and total receipts(a)
	Taxation receipts		Non-taxation receipts		Total receipts(b)
	$m	Per cent of GDP	$m	Per cent of GDP	$m	Per cent of GDP
1970-71	7,193	17.7	1,097	2.7	8,290	20.4
1971-72	7,895	17.6	1,240	2.8	9,135	20.4
1972-73	8,411	16.8	1,324	2.6	9,735	19.4
1973-74	10,832	17.8	1,396	2.3	12,228	20.1
1974-75	14,141	19.7	1,502	2.1	15,643	21.8
1975-76	16,920	20.2	1,807	2.2	18,727	22.3
1976-77	19,714	20.4	2,176	2.3	21,890	22.6
1977-78	21,428	20.3	2,591	2.5	24,019	22.7
1978-79	23,409	19.6	2,720	2.3	26,129	21.9
1979-80	27,473	20.3	2,848	2.1	30,321	22.4
1980-81	32,641	21.3	3,352	2.2	35,993	23.5
1981-82	37,880	21.4	3,619	2.0	41,499	23.5
1982-83	41,025	21.5	4,438	2.3	45,463	23.9
1983-84	44,849	20.9	5,132	2.4	49,981	23.3
1984-85	52,970	22.4	5,847	2.5	58,817	24.8
1985-86	58,841	22.4	7,365	2.8	66,206	25.3
1986-87	66,467	23.1	8,257	2.9	74,724	26.0
1987-88	75,076	22.9	8,415	2.6	83,491	25.4
1988-89	83,452	22.5	7,296	2.0	90,748	24.5
1989-90	90,773	22.2	7,852	1.9	98,625	24.1
1990-91	92,739	22.1	7,488	1.8	100,227	23.8
1991-92	87,364	20.4	8,476	2.0	95,840	22.4
1992-93	88,760	19.8	8,873	2.0	97,633	21.7
1993-94	93,362	19.8	10,462	2.2	103,824	22.0
1994-95	104,921	21.0	8,537	1.7	113,458	22.7
1995-96	115,700	21.7	8,729	1.6	124,429	23.4
1996-97	124,559	22.3	9,033	1.6	133,592	23.9
1997-98	130,984	22.1	9,752	1.6	140,736	23.8
1998-99	138,420	22.2	13,643	2.2	152,063	24.4
1999-00	151,313	22.8	14,887	2.2	166,199	25.0
2000-01	170,354	24.0	12,641	1.8	182,996	25.8
2001-02	175,108	23.1	12,481	1.6	187,588	24.7
2002-03	192,131	23.9	12,482	1.6	204,613	25.4
2003-04	206,091	23.8	11,683	1.4	217,775	25.2
2004-05	223,314	24.1	12,669	1.4	235,984	25.5
2005-06	241,215	24.1	14,728	1.5	255,943	25.6
2006-07	257,392	23.6	15,245	1.4	272,637	25.0
2007-08	278,376	23.6	16,540	1.4	294,917	25.0
2008-09	272,627	21.7	19,973	1.6	292,600	23.3
2009-10	260,973	20.1	23,689	1.8	284,662	21.9
(a)	Data has been revised in the 2009-10 Final Budget Outcome to improve accuracy and comparability through time.
(b)	Receipts are equal to receipts from operating activities and sales of non-financial assets.

Appendix B: Historical Fiscal Data

Table B3: Australian Government general government sector net debt and net interest payments(a)
	Net debt(b)		Net interest payments(c)
	$m	Per cent of GDP	$m	Per cent of GDP
1970-71	344	0.8	-189	-0.5
1971-72	-496	-1.1	-245	-0.5
1972-73	-790	-1.6	-252	-0.5
1973-74	-1,851	-3.0	-286	-0.5
1974-75	-1,901	-2.7	-242	-0.3
1975-76	-341	-0.4	-330	-0.4
1976-77	898	0.9	-62	-0.1
1977-78	2,896	2.7	4	0.0
1978-79	4,983	4.2	254	0.2
1979-80	6,244	4.6	440	0.3
1980-81	6,356	4.1	620	0.4
1981-82	5,919	3.3	680	0.4
1982-83	9,151	4.8	896	0.5
1983-84	16,015	7.5	1,621	0.8
1984-85	21,896	9.2	2,813	1.2
1985-86	26,889	10.3	3,952	1.5
1986-87	29,136	10.1	4,762	1.7
1987-88	27,344	8.3	4,503	1.4
1988-89	21,981	5.9	4,475	1.2
1989-90	16,123	3.9	4,549	1.1
1990-91	16,915	4.0	3,636	0.9
1991-92	31,041	7.3	3,810	0.9
1992-93	55,218	12.3	3,986	0.9
1993-94	70,223	14.9	5,628	1.2
1994-95	83,492	16.7	7,292	1.5
1995-96	95,831	18.0	8,861	1.7
1996-97	96,281	17.2	9,489	1.7
1997-98	82,935	14.0	8,279	1.4
1998-99	72,065	11.6	8,649	1.4
1999-00	54,639	8.2	7,514	1.1
2000-01	43,533	6.1	6,195	0.9
2001-02	38,798	5.1	5,352	0.7
2002-03	29,757	3.7	3,758	0.5
2003-04	23,166	2.7	3,040	0.4
2004-05	11,660	1.3	2,502	0.3
2005-06	-3,743	-0.4	2,303	0.2
2006-07	-29,150	-2.7	228	0.0
2007-08	-44,820	-3.8	-1,015	-0.1
2008-09	-16,148	-1.3	-1,196	-0.1
2009-10	42,283	3.3	2,386	0.2
(a)	Data has been revised in the 2009-10 Final Budget Outcome to improve accuracy and comparability through time.
(b)
Net debt is equal to the sum of deposits held, advances received, government securities, loans and other borrowing, minus the sum of cash and deposits, advances paid and investments, loans and placements.

(c)	Net interest payments are equal to the difference between interest paid and interest receipts.

Appendix B: Historical Fiscal Data

Table B4: Australian Government general government sector revenue, expenses, net capital investment and fiscal balance(a)
	Revenue		Expenses		Net capital investment		Fiscal balance(b)
	$m	Per cent of GDP	$m	Per cent of GDP	$m	Per cent of GDP	$m	Per cent of GDP
1996-97	141,688	25.3	145,809	26.1	90	0.0	-4,211	-0.8
1997-98	146,820	24.8	148,646	25.1	147	0.0	-1,973	-0.3
1998-99	152,106	24.4	146,777	23.6	1,433	0.2	3,896	0.6
1999-00	167,304	25.2	155,452	23.4	-69	0.0	11,922	1.8
2000-01	186,110	26.3	180,028	25.4	8	0.0	6,074	0.9
2001-02	190,488	25.1	192,959	25.4	382	0.1	-2,854	-0.4
2002-03	206,923	25.7	201,298	25.0	287	0.0	5,338	0.7
2003-04	222,168	25.7	215,377	24.9	660	0.1	6,131	0.7
2004-05	242,507	26.2	229,243	24.8	1,034	0.1	12,230	1.3
2005-06	261,238	26.1	242,177	24.2	2,498	0.2	16,563	1.7
2006-07	278,411	25.5	259,161	23.7	2,333	0.2	16,917	1.6
2007-08	303,729	25.7	280,109	23.7	2,593	0.2	21,027	1.8
2008-09	298,933	23.8	324,569	25.9	4,064	0.3	-29,700	-2.4
2009-10	292,767	22.5	339,239	26.1	6,433	0.5	-52,906	-4.1
(a)	Data has been revised in the 2009-10 Final Budget Outcome to improve accuracy and comparability through time.
(b)	Fiscal balance is equal to revenue less expenses less net capital investment.

Appendix B: Historical Fiscal Data

Table B5: Australian Government general government sector net worth and net financial worth(a)
	Net worth(b)		Net financial worth(c)
	$m	Per cent of GDP	$m	Per cent of GDP
1999-00	-6,824	-1.0	-67,956	-10.2
2000-01	-6,330	-0.9	-72,808	-10.3
2001-02	-11,285	-1.5	-78,642	-10.4
2002-03	-15,000	-1.9	-84,314	-10.5
2003-04	-839	-0.1	-73,845	-8.5
2004-05	14,873	1.6	-59,941	-6.5
2005-06	18,283	1.8	-63,129	-6.3
2006-07	46,659	4.3	-39,668	-3.6
2007-08	71,165	6.0	-17,765	-1.5
2008-09	19,721	1.6	-73,800	-5.9
2009-10	-44,848	-3.4	-146,079	-11.2
(a)	Data has been revised in the 2009-10 Final Budget Outcome to improve accuracy and comparability through time.
(b)	Net worth is equal to assets less liabilities.
(c)	Net financial worth is equal to financial assets less liabilities.

Table B6: Australian Government general government sector taxation revenue, non-taxation revenue and total revenue(a)
	Taxation revenue		Non-taxation revenue		Total revenue
	$m	Per cent of GDP	$m	Per cent of GDP	$m	Per cent of GDP
1999-00	153,408	23.1	13,896	2.1	167,304	25.2
2000-01	175,881	24.8	10,228	1.4	186,110	26.3
2001-02	178,210	23.5	12,278	1.6	190,488	25.1
2002-03	195,203	24.3	11,720	1.5	206,923	25.7
2003-04	209,959	24.3	12,209	1.4	222,168	25.7
2004-05	229,943	24.8	12,564	1.4	242,507	26.2
2005-06	245,716	24.6	15,522	1.6	261,238	26.1
2006-07	262,511	24.1	15,900	1.5	278,411	25.5
2007-08	286,229	24.2	17,500	1.5	303,729	25.7
2008-09	278,653	22.2	20,280	1.6	298,933	23.8
2009-10	268,000	20.6	24,767	1.9	292,767	22.5
(a)	Data has been revised in the 2009-10 Final Budget Outcome to improve accuracy and comparability through time.

Appendix B: Historical Fiscal Data

Table B7: Australian Government cash receipts, payments and cash surplus by institutional sector
	General government			Public non-financial corporations			Non-financial public sector
	Receipts(a)	Payments(b)	Underlying cash balance(c)	Receipts(a)	Payments(b)	Cash surplus(c)	Receipts(a)	Payments(b)	Underlying cash balance(c)
1988-89	90,748	85,326	5,421	4,177	6,035	257	93,923	90,312	5,678
1989-90	98,625	92,684	5,942	3,926	11,322	-5,261	101,495	102,883	681
1990-91	100,227	100,665	-438	4,804	9,351	-2,139	103,837	108,808	-2,577
1991-92	95,840	108,472	-12,631	3,899	7,713	101	97,937	114,369	-12,530
1992-93	97,633	115,751	-18,118	4,385	7,819	-196	100,512	122,042	-18,314
1993-94	103,824	122,009	-18,185	5,178	6,476	1,482	106,747	126,214	-16,703
1994-95	113,458	127,619	-14,160	5,262	7,318	1,956	116,751	132,965	-12,204
1995-96	124,429	135,538	-11,109	4,927	8,190	-527	126,593	140,963	-11,636
1996-97	133,592	139,689	-6,099	4,782	7,373	473	135,259	143,948	-5,626
1997-98	140,736	140,587	149	6,238	7,923	1,119	144,517	145,985	1,268
1998-99	152,063	148,175	3,889	na	na	-353	na	na	3,536
1999-00	166,199	153,192	13,007	na	na	-2,594	na	na	10,413
2000-01	182,996	177,123	5,872	na	na	391	na	na	6,264
2001-02	187,588	188,655	-1,067	na	na	1,210	na	na	143
2002-03	204,613	197,243	7,370	27,386	26,105	1,280	na	na	8,650
2003-04	217,775	209,785	7,990	27,718	26,142	1,575	238,236	227,099	9,564
2004-05	235,984	222,407	13,577	29,621	28,071	1,550	257,946	241,577	15,128
2005-06	255,943	240,136	15,756	30,875	31,874	-999	278,254	263,445	14,758
2006-07	272,637	253,321	17,182	16,882	18,641	-1,759	285,336	267,778	15,423
2007-08	294,917	271,843	19,704	7,758	8,232	-473	300,503	277,903	19,231
2008-09	292,600	316,046	-27,079	7,987	8,960	-973	297,421	321,841	-28,052
2009-10	284,662	336,900	-54,750	8,419	9,341	-922	290,681	343,841	-55,672
(a)	Receipts are equal to receipts from operating activities and sales of non-financial assets.
(b)	Payments are equal to payments for operating activities, purchases of non-financial assets and net acquisition of assets under finance leases.
(c)	These items exclude Future Fund earnings from 2005-06 onwards. Future Fund earnings are shown in Table B1.
na	Data not available.

Appendix B: Historical Fiscal Data

Table B8: Australian Government revenue, expenses and fiscal balance by institutional sector
	General government			Public non-financial corporations			Non-financial public sector
	Revenue	Expenses	Fiscal balance(a)	Revenue	Expenses	Fiscal balance(a)	Revenue	Expenses	Fiscal balance(a)
1996-97	141,688	145,809	-4,211	27,431	26,015	-331	na	na	-4,542
1997-98	146,820	148,646	-1,973	29,618	26,999	2,360	na	na	387
1998-99	152,106	146,777	3,896	27,687	26,088	-816	175,891	168,963	3,080
1999-00	167,304	155,452	11,922	25,485	23,542	1,062	188,841	173,889	12,983
2000-01	186,110	180,028	6,074	25,869	24,762	-826	207,372	200,184	5,248
2001-02	190,488	192,959	-2,854	26,638	25,341	793	212,518	213,693	-2,060
2002-03	206,923	201,298	5,338	24,339	22,916	1,975	226,135	219,129	7,314
2003-04	222,168	215,377	6,131	25,449	23,444	2,143	241,873	233,077	8,275
2004-05	242,507	229,243	12,230	26,965	25,191	1,473	263,587	248,549	13,703
2005-06	261,238	242,177	16,563	28,143	29,531	-2,442	282,597	264,923	14,121
2006-07	278,411	259,161	16,917	15,443	16,360	-1,763	290,067	271,735	15,153
2007-08	303,729	280,109	21,027	6,854	6,686	-584	309,215	285,426	20,443
2008-09	298,933	324,569	-29,700	6,998	7,576	-1,495	303,733	329,948	-31,195
2009-10	292,767	339,239	-52,906	7,288	7,297	-1,079	298,412	344,893	-53,985
(a)	Fiscal balance is equal to revenue less expenses less net capital investment. Net capital investment is not shown in this table.
na	Data not available.